                                                                    EXHIBIT 10.1




                              ACQUISITION AGREEMENT



                          Dated as of October 31, 2000



                                  By and Among



                             GEEG HOLDINGS, L.L.C.,



                               CFI HOLDINGS, INC.,



                               JOHN L. McSWEENEY,



                                       and



                                TRUMAN W. BASSETT

                               TABLE OF CONTENTS


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ARTICLE I  DEFINITIONS...........................................................................................    1

         Section 1.  Definitions.................................................................................    1

ARTICLE II  SALE OF STOCK........................................................................................    9

         Section 2.1.  Sale of Stock.............................................................................    9
         Section 2.2.  Closing Payment...........................................................................    9
         Section 2.3.  Determination of Purchase Price...........................................................   10
         Section 2.4.  Closing...................................................................................   12

ARTICLE III  REPRESENTATIONS OF THE SELLERS......................................................................   13

         Section 3.  Representations of the Sellers..............................................................   13
         Section 3.1.  Existence and Good Standing...............................................................   13
         Section 3.2.  Power and Authority.......................................................................   13
         Section 3.3.  Ownership of Stock........................................................................   13
         Section 3.4.  Capital Stock; Subsidiaries...............................................................   13
         Section 3.5.  Financial Statements......................................................................   14
         Section 3.6.  Books and Records.........................................................................   14
         Section 3.7.  Personal Property.........................................................................   15
         Section 3.8.  Leases....................................................................................   15
         Section 3.9.  Material Contracts........................................................................   17
         Section 3.10.  Consents and Approvals; No Violations....................................................   18
         Section 3.11.  Litigation...............................................................................   19
         Section 3.12.  Taxes....................................................................................   19
         Section 3.13.  Liabilities..............................................................................   21
         Section 3.14.  Insurance................................................................................   21
         Section 3.15.  Intellectual Properties..................................................................   21
         Section 3.16.  Accounts Receivable......................................................................   22
         Section 3.17.  Employment Relations.....................................................................   22
         Section 3.18.  Employee Benefit Plans...................................................................   23
         Section 3.19.  Permits..................................................................................   27
         Section 3.20.  Interests in Clients, Suppliers, etc.....................................................   27
         Section 3.21.  Bank Accounts, Powers of Attorney and Compensation of Employees..........................   27
         Section 3.22.  No Changes...............................................................................   27
         Section 3.23.  Compliance with Laws.....................................................................   29
         Section 3.24.  Broker's or Finder's Fees, etc...........................................................   29
         Section 3.25.  Environmental Laws and Regulations.......................................................   29
         Section 3.26.  Customers................................................................................   29
         Section 3.27.  Disclosure...............................................................................   30
         Section 3.28.  Copies of Documents......................................................................   30
         Section 3.29.  CFI Holdings.............................................................................   30
         Section 3.30.  Trumac...................................................................................   30
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ARTICLE IV  REPRESENTATIONS OF THE PURCHASER.....................................................................   30

         Section 4.  Representations of the Purchaser............................................................   30
         Section 4.1.  Existence and Good Standing; Power and Authority..........................................   30
         Section 4.2.  No Conflicts..............................................................................   31
         Section 4.3.  Litigation................................................................................   31
         Section 4.4.  Capitalization............................................................................   31
         Section 4.5.  Material Adverse Changes..................................................................   31
         Section 4.6.  Due Issuance..............................................................................   31
         Section 4.7.  Broker's or Finder's Fees, etc............................................................   32

ARTICLE V  CONDUCT OF BUSINESS; EXCLUSIVE DEALING; REVIEW;
                    OTHER AGREEMENTS.............................................................................   32

         Section 5.1.  Access to Information Concerning Properties and Records...................................   32
         Section 5.2.  Conduct of Business of the Company and its Subsidiaries...................................   32
         Section 5.3.  Commercially Reasonable Efforts...........................................................   34
         Section 5.4.  Exclusive Dealing.........................................................................   34

ARTICLE VI  TAX MATTERS..........................................................................................   35

         Section 6.1.  Tax Returns...............................................................................   35
         Section 6.2.  Payment of Taxes..........................................................................   35
         Section 6.3.  Amended Returns...........................................................................   36
         Section 6.4.  Prior Tax Agreements......................................................................   36
         Section 6.5.  Non-foreign Person Affidavit..............................................................   36
         Section 6.6.  Post-Closing Access and Cooperation.......................................................   36
         Section 6.7.  Tax Indemnification.......................................................................   37
         Section 6.8.  Tax Controversies.........................................................................   37

ARTICLE VII  CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER AND PARENT...........................................   38

         Section 7.  Conditions to the Purchaser's and Parent's Obligations......................................   38
         Section 7.1.  Truth of Representations and Warranties...................................................   38
         Section 7.2.  Performance of Agreements.................................................................   38
         Section 7.3.  No Material Adverse Change................................................................   38
         Section 7.4.  No Litigation Threatened..................................................................   38
         Section 7.5.  Good Standing and Other Certificates......................................................   38
         Section 7.6.  Approvals and Consents....................................................................   39
         Section 7.7.  Resignation of Directors and Officers.....................................................   39
         Section 7.8.  Opinion of the Sellers' Counsel...........................................................   39
         Section 7.9.  Statutes..................................................................................   39
         Section 7.10.  Transaction Documents....................................................................   39
         Section 7.11.  Financing................................................................................   39
         Section 7.12.  Trumac Sale..............................................................................   39
         Section 7.13.  CFI Mexico...............................................................................   40
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         Section 7.14.  CFI Preferred Stock......................................................................   40

ARTICLE VIII  CONDITIONS TO THE OBLIGATIONS OF THE SELLERS.......................................................   40

         Section 8.  Conditions to the Obligations of the Sellers................................................   40
         Section 8.1.  Truth of Representations and Warranties...................................................   40
         Section 8.2.  Performance of Agreements.................................................................   40
         Section 8.3.  Approvals and Consents....................................................................   40
         Section 8.4.  Opinion of the Purchaser's Counsel........................................................   40

ARTICLE IX  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.........................................................   40

         Section 9.1.  Survival of Representations...............................................................   40
         Section 9.2.  General Indemnification...................................................................   41
         Section 9.3.  Indemnification Procedure.................................................................   42
         Section 9.4.  Third Party Claims........................................................................   43
         Section 9.5.  Limitation on Indemnity...................................................................   44

ARTICLE X  TERMINATION AND ABANDONMENT...........................................................................   44

         Section 10.1.  Termination..............................................................................   44
         Section 10.2.  Effect of Termination....................................................................   45

ARTICLE XI  MISCELLANEOUS........................................................................................   45

         Section 11.1.  Expenses.................................................................................   45
         Section 11.2.  Governing Law............................................................................   45
         Section 11.3.  Captions.................................................................................   45
         Section 11.4.  Publicity................................................................................   45
         Section 11.5.  Notices..................................................................................   46
         Section 11.6.  Parties in Interest......................................................................   47
         Section 11.7.  Counterparts.............................................................................   47
         Section 11.8.  Entire Agreement.........................................................................   47
         Section 11.9.  Amendments...............................................................................   47
         Section 11.10.  Severability............................................................................   48
         Section 11.11.  Third Party Beneficiaries...............................................................   48
         Section 11.12.  Submission to Jurisdiction; Waiver of Jury Trial........................................   48

EXHIBITS

Exhibit 1         Employment Agreement
Exhibit 2         Indemnity Escrow Agreement
Exhibit 3         Purchase Price Escrow Agreement
Exhibit 4         Seller Non-compete Agreement
Exhibit 5         Seller Note
Exhibit 6         Opinion of Sellers' Counsel
Exhibit 7         Opinion of Purchaser's Counsel
Exhibit 8         Claim Certificate


                                     (iii)

                              ACQUISITION AGREEMENT


         ACQUISITION AGREEMENT (this "Agreement") dated as of October 31, 2000, by and among GEEG Holdings, L.L.C. (the "Purchaser"), a Delaware limited liability company, John L. McSweeney ("McSweeney"), an individual resident in the State of Connecticut, Truman W. Bassett ("Bassett", and together with McSweeney, the "Sellers" and each, a "Seller"), an individual resident in the State of Connecticut and CFI Holdings, Inc., a Connecticut corporation (the "Company").


                              W I T N E S S E T H:


         WHEREAS, McSweeney owns 1,262 shares of common stock (the "Common Stock"), par value $0.01 per share, of the Company and Bassett owns 1,260 shares of Common Stock, all of such Common Stock representing in the aggregate 100% of the capital stock of the Company;

         WHEREAS, the Company desires to redeem 1,108 shares of the Common Stock held by each of McSweeney and Bassett; and

         WHEREAS, each of the Sellers desires to sell, and the Purchaser desires to purchase, each Seller's remaining shares of Common Stock pursuant to this Agreement.

         NOW, THEREFORE, IT IS AGREED:


                                    ARTICLE I

                                   DEFINITIONS

         Section 1. Definitions. When used in this Agreement, the following terms shall have the respective meanings specified therefor below (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

         "2000 Adjusted EBITDA" shall mean with respect to the Company and its Subsidiaries (a) net income (or net loss) of the Company and its Subsidiaries plus (b) the sum of (i) interest expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, (v) management fees paid by the Company to Trumac and (vi) extraordinary or unusual losses deducted in calculating net income (or net loss) less (c) the sum of (i) extraordinary or unusual gains added in calculating net income (or net loss), (ii) interest income, (iii) income tax benefit, in each case determined in accordance with GAAP consistent with past practice for the twelve months ending on December 31, 2000 and (iv) $360,000; provided, however, that 2000 Adjusted EBITBA shall (x) be calculated separately from any other business unit of the Purchaser and (y) not include any corporate overhead charges of the Purchaser.

         "Actual Value" shall have the meaning assigned to such term in Section 2.3(c).

         "Affiliate" of any Person shall mean any Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided that, for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, by contract or otherwise and provided further, that, with respect to Sections 3.9(a)(xii), 3.20, 3.22(p) and 5.2(n), an Affiliate of any Person shall also include (w) any Person that directly or indirectly owns more than 5% of any class of capital stock or other interest of such Person, (x) any officer, director, trustee or beneficiary of such Person, (y) any spouse, parent, sibling or descendant of any Person described in clauses (w) or (x) above, and (z) any trust for the benefit of any Person described in clauses (w) through (y) above or for any spouse, issue or lineal descendant of any Person described in clauses (w) through (y) above.

         "Agreed Claims" shall have the meaning assigned to such term in Section 9.3(c).

         "Agreement" shall have the meaning assigned to such term in the preamble to this Agreement.

         "Arbitrator" shall have the meaning assigned to such term in Section 2.3(c).

         "Bassett" shall have the meaning set forth in the preamble to this Agreement.

         "Bassett Cash Payment" shall mean Two Million Two Hundred Fifty Thousand Dollars ($2,250,000), (i) minus one-half of the Estimated Indebtedness and (ii) minus one-half of the amount, if any, by which $5,800,000 exceeds the amount of the Estimated Working Capital or plus one-half of the amount, if any, by which the amount of the Estimated Working Capital exceeds $5,800,000.

         "Bassett Closing Payment" shall have the meaning assigned to such term in Section 2.2(b).

         "Bassett Note Payment" shall have the meaning assigned to such term in
Section 2.2(b).

         "Bassett Purchase Price" shall mean the sum of (i) the Bassett Closing Payment, as adjusted pursuant to Section 2.3(d) and (ii) one-half of the Earnout Payment.

         A "business day" shall mean any day, other than a Saturday, Sunday or a day on which banks located in New York City shall be authorized or required by law to close.

         "Certificate" shall have the meaning assigned to such term in Section 9.3(a).

         "CFI" shall mean Consolidated Fabricators, Inc., a Delaware corporation and wholly-owned subsidiary of the Company.

         "Closing" shall have the meaning assigned to such term in Section 2.4.

         "Closing Date" shall have the meaning assigned to such term in Section 2.4.

         "Closing Date Indebtedness" shall have the meaning assigned to such term in Section 2.3(b).

         "Closing Date Working Capital" shall have the meaning assigned to such term in Section 2.3(b).

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

         "Common Stock" shall have the meaning assigned to such term in the first recital of this Agreement.

         "Company" shall have the meaning set forth in the preamble to this Agreement.

         "Company Property" shall mean any real property and improvements owned (directly, indirectly or beneficially), leased, used, operated or occupied by the Company and/or any of its Subsidiaries.

         "Condition" shall have the meaning assigned to such term in Section
7.3.

         "Confidentiality Agreement" shall have the meaning assigned to such term in Section 5.1.

         "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonable anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Current Assets", with respect to any Person, shall include, without limitation, accounts receivable, prepaid expenses and other prepaid items, inventory and other current assets (except deferred tax assets) of such Person and shall be determined in accordance with GAAP consistent with past practice of such Person.

         "Current Liabilities", with respect to any Person, shall include, without limitation, accounts payable and other current liabilities (including Tax liabilities other than deferred tax liabilities) of such Person, shall not include the current portion of any long-term debt of and shall be determined in accordance with GAAP consistent with past practice of such Person.

         "Earnout Amount" shall have the meaning assigned to such term in
Section 2.3(a).

         "Employee Benefit Plan" shall have the meaning assigned to such term in
Section 3.18(a).

         "Employment Agreement" shall mean the employment agreement to be entered into by McSweeney on the one hand and the Purchaser on the other, substantially in the form attached hereto as Exhibit 1.

         "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such Environmental Law (for purposes of this definition, "Claims") including, without limitation (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         "Environmental Law" shall mean any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, policy or rule of common law in effect and in each case as amended as of the date hereof and the Closing Date, and any judicial or administrative interpretation thereof as of the date hereof and the Closing Date, including any judicial or administrative order, consent decree or judgment, relating to the environment, health safety or Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C.Section2601 et seq.; the Clean Air Act, 42 U.S.C.Section7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.Section300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C.Section2701 et seq.; and their state and local counterparts and equivalents.

         "Equityholders Agreement" shall mean the equityholders agreement, dated as of August 1, 2000, by and among the Parent and the other parties thereto.

         "ERISA" shall have the meaning assigned to such term in Section
3.18(a).

         "Escrow Agent" shall have the meaning assigned to such term in Section 2.2(c).

         "Escrow Agreements" shall mean the Indemnity Escrow Agreement and the Purchase Price Escrow Agreement.

         "Estimated Indebtedness" shall have the meaning assigned to such term in Section 2.2(a).

         "Estimated Working Capital" shall have the meaning assigned to such term in Section 2.2(a).

         "Financial Statements" shall have the meaning assigned to such term in
Section 3.5.

         "GAAP" shall mean generally accepted accounting principles in the United States of America applied on a consistent basis.

         "Hazardous Materials" shall mean (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any applicable Environmental Law; and (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

         "High Value" shall have the meaning assigned to such term in Section 2.3(c).

         "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services other than trade payables and accrued expenses arising in the ordinary course of business in accordance with customary trade terms, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit,
(iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v),
(vi), (vii) and (viii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (iv) all capitalized lease obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, (vii) all obligations under any interest rate protection agreements, currency protection agreements, interest rate swaps, control disbursement accounts, repurchase agreements, reverse repurchase agreements, caps, collars, derivatives, currency hedge agreements or other similar types of agreements and (viii) the greater of
(x) any premiums and other amounts payable to any third party pursuant to any mandatory prepayment obligations under the terms of any Indebtedness as a result of the consummation of the transactions contemplated hereby and (y) any premiums and other amounts payable to any third party pursuant to any voluntary prepayment provision under the terms of any Indebtedness, assuming the Closing Date occurs on or before October 31, 2000 and notice of any such voluntary prepayment is given by such Person on the Closing Date.

         "Indemnified Party" shall have the meaning assigned to such term in
Section 9.3(a).

         "Indemnifying Party" shall have the meaning assigned to such term in
Section 9.3(a).

         "Indemnity Escrow Agreement" shall mean the Indemnity Escrow Agreement, dated as of the date hereof, by and among the Sellers, the Purchaser and the Escrow Agent attached hereto as Exhibit 2.

         "Indemnity Escrow Amount" shall mean two million seven hundred fifty thousand dollars ($2,750,000).

         "Intellectual Property" shall mean domestic and foreign patents, patent applications, registered and unregistered trademarks, applications for trademark registrations, design and trade names, corporate names, internet domain names and service marks, trade dress, brand names, registered and unregistered copyrights, applications for copyright registrations, computer programs, data bases, inventions, methods, designs, processes, procedures, improvements thereon, refinements thereof, trade secrets and proprietary know-how, formulae and recipes and information of any type.

         "Leased Property" shall have the meaning assigned to such term in
Section 3.8.

         "Leases" shall have the meaning assigned to such term in Section 3.8.

         "Liens" shall mean liens, security interests, options, rights of first refusal, easements, mortgages, charges, indentures, deeds of trust, rights of way, restrictions on the use of real property, encroachments, licenses to third parties, leases to third parties, security agreements, or any other encumbrances and other restrictions or limitations on use of real or personal property or irregularities in title thereto.

         "Listed Intellectual Property" shall have the meaning assigned to such term in Section 3.15(a).

         "Loss" shall have the meaning assigned to such term in Section 9.2(a).

         "Low Value" shall have the meaning assigned to such term in Section 2.3(c).

         "McSweeney" shall have the meaning assigned to such term in the preamble to this Agreement.

         "McSweeney Cash Payment" shall mean Two Million Two Hundred Fifty Thousand Dollars ($2,250,000), (i) minus one-half of the Estimated Indebtedness and (ii) minus one-half of the amount, if any, by which $5,800,000 exceeds the amount of the Estimated Working Capital or plus one-half of the amount, if any, by which the amount of the Estimated Working Capital exceeds $5,800,000.

         "McSweeney Closing Payment" shall have the meaning assigned to such term in Section 2.2(b).

         "McSweeney Equity Payment" shall have the meaning assigned to such term in Section 2.2(c).

         "McSweeney Note Payment" shall have the meaning assigned to such term in Section 2.2(b).

         "McSweeney Purchase Price" shall mean the sum of (i) the McSweeney Closing Payment, as adjusted pursuant to Section 2.3(d) and (ii) one-half of the Earnout Payment.

         "Non-Disclosure Agreement" shall have the meaning assigned to such term in Section 5.1.

         "Notice of Objection" shall have the meaning assigned to such term in
Section 2.3(c).

         "Overlap Period" shall mean taxable periods beginning before the Closing Date and ending after the Closing Date.

         "Parent" shall mean GEEG Holdings, LLC, a Delaware limited liability company.

         "Parent LLC Agreement" shall mean the limited liability company agreement of the Parent, as amended from time to time.

         "Permits" shall have the meaning assigned to such term in Section 3.19.

         "Permitted Liens" shall mean (i) Liens reflected on the Financial Statements, (ii) Liens arising by operation of law, (iii) Liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent and (iv) Liens set forth on Schedule 1.1.

         "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, a trust, an incorporated organization and a government or other department or agency thereof.

         "Pre-Closing Periods" shall mean all taxable years or periods that end on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date.

         "Purchase Price" shall mean the aggregate of the McSweeney Purchase Price and the Bassett Purchase Price.

         "Purchase Price Escrow Amount" shall mean five hundred thousand dollars ($500,000).

         "Purchase Price Escrow Agreement" shall mean the Purchase Price Escrow Agreement, dated as of the date hereof, by and among the Sellers, the Purchaser and the Escrow Agent attached hereto as Exhibit 3.

         "Purchased Stock" shall have the meaning assigned to such term in
Section 2.1.

         "Purchaser" shall have the meaning assigned to such term in the preamble to this Agreement.

         "Purchaser Indemnitee" shall have the meaning assigned to such term in
Section 9.2(a).

         "Repurchase Agreement" shall mean the repurchase agreement to be entered into by McSweeney, on the one hand, and the Purchaser, on the other.

         "Release" shall mean the active or passive disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment.

         "Returns" shall have the meaning assigned to such term in Section 3.12(a).

         "Seller" shall have the meaning assigned to such term in the preamble to this Agreement.

         "Seller Non-Compete Agreement" shall mean the non-competition agreement to be entered into by each Seller on the one hand and the Purchaser on the other, substantially in the form attached hereto as Exhibit 4.

         "Subscription Agreement" shall mean the subscription agreement to be entered into by McSweeney, on the one hand, and the Purchaser, on the other.

         "Subsidiary" shall mean, with respect to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is owned by such Person directly or indirectly through one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through one or more Subsidiaries of such Person has more than a 50% equity interest.

         "Tax" or "Taxes" shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges including, without limitation, all Federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for any such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any Person or other entity.

         "Tax Matter" shall have the meaning assigned to such term in Section 6.3(a).

         "Transaction Documents" shall mean, collectively, this Agreement, the Employment Agreement, Seller Non-Compete Agreements, the Equityholders Agreement, the Parent LLC Agreement, the Repurchase Agreement and the Escrow Agreements.

         "Trumac" shall have the meaning assigned to such term in Section
5.2(f).

         "Trumac Sale" shall have the meaning assigned to such term in Section 5.2(f).

         "VEBA" shall have the meaning assigned to such term in Section 3.18(a).

         "WARN" shall have the meaning assigned to such term in Section 3.17(j).

         "Working Capital" shall mean, with respect to any Person, the Current Assets of such Person less the Current Liabilities of such Person.

                                   ARTICLE II

                                  SALE OF STOCK

         Section 2.1. Sale of Stock. Upon the terms and subject to the conditions set forth in this Agreement, (i) McSweeney shall sell, assign, transfer and deliver to the Purchaser at the Closing, and the Purchaser shall purchase at the Closing, 154 shares of Common Stock and (ii) Bassett shall sell, assign, transfer and deliver to the Purchaser at the Closing, and the Purchaser shall purchase at the Closing, 152 shares of Common Stock (the Common Stock referred to in clauses (i) and (ii), the "Purchased Stock"). The certificates representing the Purchased Stock shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank, by the Sellers, with all necessary transfer tax and other revenue stamps, acquired equally at the expense of the Sellers, on the one hand, and the Purchaser, on the other, affixed and canceled. The Sellers agree to cure any deficiencies with respect to the endorsement of the certificates representing the Purchased Stock owned by the Sellers or with respect to the stock powers accompanying any such certificates.

         Section 2.2. Closing Payment. (a) At least three (3) business days prior to the Closing Date, the Sellers shall cause the Company to prepare and deliver to the Purchaser an estimate of the aggregate Working Capital of the Company and its Subsidiaries (the "Estimated Working Capital") and an estimate of the amount by which the aggregate Indebtedness of the Company and its Subsidiaries exceeds the amount of cash owned by the Company and its Subsidiaries (the "Estimated Indebtedness"), in each case as of the Closing Date, which shall quantify in reasonable detail the items constituting such Working Capital or, as the case may be, such Indebtedness or cash. The statements of Estimated Working Capital and Estimated Indebtedness shall be prepared in accordance with GAAP.

         (b) On the Closing Date, the Company shall (i) redeem 1,108 shares of the Common Stock owned by McSweeney (the "McSweeney Redeemed Stock") and, in consideration for such redemption, (x) issue to McSweeney a promissory note in the aggregate principal amount of Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000) substantially in the form of Exhibit 5 attached hereto (the "McSweeney Note and, collectively with the McSweeney Cash Payment, the McSweeney Equity Payment and the amount payable pursuant to clause (b)(i)(y), the "McSweeney Closing Payment") and (y) pay to McSweeney, by wire transfer of immediately available funds, Six Million Five Hundred Thousand Dollars ($6,500,000) and (ii) redeem 1,108 shares of the Common Stock owned by Bassett and, in consideration for such redemption, (x) issue to Bassett a promissory note in the aggregate principal amount of Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000) substantially in the form of Exhibit 5 attached hereto (the "Bassett Note" and, collectively with the Bassett Cash Payment and the amount payable pursuant to clause (b)(ii)(y), the "Bassett Closing Payment") and (y) pay to Bassett, by wire transfer of immediately available funds, Six Million Five Hundred Thousand ($6,500,000), provided that each of McSweeney and Bassett hereby direct the Company to pay to United States Trust Company of New York (the "Escrow Agent") an amount equal to one-half of the aggregate of the Indemnity Escrow Amount and the Purchase Price Escrow Amount, to be held in escrow accounts pursuant to the provisions of the Escrow Agreements.

         (c) On the Closing Date, the Purchaser shall, in consideration for sale by the Sellers of the Purchased Stock, (i)(x) pay to McSweeney, by wire transfer of immediately available funds, the McSweeney Cash Payment and (y) issue to McSweeney 18,000 preferred units of the Purchaser and 20,000 Class A common units of the Purchaser (the "McSweeney Equity Payment") and (ii) pay to Bassett, by wire transfer of immediately available funds, the Bassett Cash Payment.

         Section 2.3. Determination of Purchase Price. (a) (i) In addition to the amounts set forth in Section 2.2 above, one-half of the following amount (the "Earnout Amount") shall be payable by the Purchaser to each Seller pursuant to Section 2.3(a)(iii) upon the fulfillment of any one of the following conditions:

                  (x) Two Million Five Hundred Thousand Dollars ($2,500,000) if the 2000 Adjusted EBITDA for the year ended December 31, 2000 equals or exceeds Six Million Two Hundred Fifty Thousand Dollars ($6,250,000);

                  (y) if the 2000 Adjusted EBITDA for the year ended December 31, 2000 is greater than Five Million Seven Hundred Fifty Thousand Dollars ($5,750,000) and less than Six Million Two Hundred Fifty Thousand Dollars ($6,250,000), an amount determined according to the following formula:

         2000 Adjusted EBITDA - $5,750,000    X      $2,500,000
         ---------------------------------
                    $500,000;

         or (z) zero ($0.00) if the 2000 Adjusted EBITDA for the year ended December 31, 2000 equals or is less than Five Million Seven Hundred Fifty Thousand Dollars ($5,750,000).

         (ii) Calculation of 2000 Adjusted EBITDA. Not later than March 1, 2001, the Purchaser shall provide the Sellers with a statement setting forth the calculation of the 2000 Adjusted EBITDA. With respect to such calculation, transactions between the Company and the Purchaser shall be accounted for on an arm's-length basis.

         (iii) Payment. The Purchaser shall pay to each Seller one half of the Earnout Amount, if any, by wire transfer of immediately available funds to the account designated in writing by such Seller, within 5 business days after the 2000 Adjusted EBITDA calculation shall have become final and binding on the parties.

         (b) Promptly after the Closing Date, and in any event not later than sixty (60) days following the Closing Date, the Purchaser shall cause the Company to prepare and deliver to the Sellers a statement of the aggregate Working Capital of the Company and its Subsidiaries (the

"Closing Date Working Capital") and a statement of the amount by which the aggregate Indebtedness of the Company and its Subsidiaries exceeds the amount of cash owned by the Company and its Subsidiaries (the "Closing Date Indebtedness"), in each case as of the Closing Date. The Closing Date Working Capital and the Closing Date Indebtedness shall each be prepared in accordance with GAAP. The Purchaser shall provide each of the Sellers and their representatives with reasonable access during business hours to those books and records of the Company used by the Purchaser in preparing such statements

         (c) (i) In the event that the Sellers do not object to the determination by the Purchaser of the 2000 Adjusted EBITDA, the Closing Date Working Capital or the Closing Date Indebtedness by written notice of objection (the "Notice of Objection") delivered to the Purchaser within fifteen (15) business days after the Seller's receipt of such determinations, such Notice of Objection to describe in reasonable detail each of the Sellers' proposed adjustments to the proposed 2000 Adjusted EBITDA, the Closing Date Working Capital or, as the case may be, the Closing Date Indebtedness, the proposed 2000 Adjusted EBITDA, the Closing Date Working Capital and the Closing Date Indebtedness shall each be deemed final and binding.

         (ii) If the Sellers deliver a Notice of Objection to the Purchaser, then any dispute shall be resolved as follows:

                  (x) The Sellers and the Purchaser shall promptly endeavor to agree upon the calculation of the 2000 Adjusted EBITDA, the Closing Date Working Capital or, as the case may be, the Closing Date Indebtedness. In the event that a written agreement determining the amount of the 2000 Adjusted EBITDA, the Closing Date Working Capital or, as the case may be, the Closing Date Indebtedness has not been reached within ten (10) business days after the date of receipt by the Purchaser from the Sellers of the Sellers' Notice of Objection thereto, then the Purchaser's determination of the 2000 Adjusted EBITDA, the Closing Date Working Capital or, as the case may be, the Closing Date Indebtedness shall be submitted to Ernst & Young LLP (the "Arbitrator").

                  (y) Within thirty (30) days of the submission of any dispute concerning the determination of the 2000 Adjusted EBITDA, the Closing Date Working Capital or, as the case may be, the Closing Date Indebtedness to the Arbitrator, the Arbitrator shall render a decision in accordance with this Section 2.3 along with a statement of reasons therefor. The decision of the Arbitrator shall be final and binding upon each party hereto.


                  (z) In the event the Sellers and the Purchaser submit any unresolved objections to the Arbitrator for resolution, the Sellers and the Purchaser will share responsibility for the fees and expenses of the Arbitrator as follows:

                           (A) if the Arbitrator resolves all of the remaining
                  objections in favor of the Purchaser's position (the 2000 Adjusted EBITDA, the Closing Date Working Capital or, as the case may be, the Closing Date Indebtedness so determined is referred to herein as the "Low Value"), then the Sellers will be responsible for all of the fees and expenses of the Arbitrator;

                           (B) if the Arbitrator resolves all of the remaining
                  objections in favor of the Sellers' position (the 2000 Adjusted EBITDA, the Closing Date Working Capital or, as the case may be, the Closing Date Indebtedness so determined is referred to herein as the "High Value"), then the Purchaser will be responsible for all of the fees and expenses of the Arbitrator; and

                           (C) if the Arbitrator neither resolves all of the
                  remaining objections in favor of the Purchaser's position nor resolves all of the remaining objections in favor of Sellers' position (the 2000 Adjusted EBITDA, the Closing Date Working Capital or, as the case may be, the Closing Date Indebtedness so determined is referred to herein as the "Actual Value"), the Sellers will be responsible for that fraction of the fees and expenses of the Arbitrator for each of 2000 Adjusted EBITDA, Closing Date Working Capital or, as the case may be, Closing Date Indebtedness equal to (x) the difference between the High Value and the Actual Value over (y) the difference between the High Value and the Low Value, for each of 2000 Adjusted EBITDA, Closing Date Working Capital and Closing Date Indebtedness and the Purchaser will be responsible for the remainder of the fees and expenses of the Arbitrator.

         (d) (i) If Closing Date Working Capital is less than the amount of the Estimated Working Capital, then each Seller shall be obligated to pay to the Purchaser one-half of the amount of any such deficiency within three (3) business days after the determination of Closing Date Working Capital by wire transfer of immediately available funds to an account designated in writing by the Purchaser. If Closing Date Working Capital exceeds the amount of the Estimated Working Capital, then the Purchaser shall be obligated to pay to each Seller one-half of the amount of any such excess within three (3) business days after the determination of Closing Date Working Capital by wire transfer of immediately available funds to the account designated in writing by such Sellers.

         (ii) If Closing Date Indebtedness exceeds the amount of the Estimated Indebtedness, then each Seller shall be obligated to pay to the Purchaser one-half of the amount of any such excess within three (3) business days after the determination of the Closing Date Indebtedness by wire transfer of immediately available funds to an account designated in writing by the Purchaser. If the Closing Date Indebtedness is less than the amount of the Estimated Indebtedness, then the Purchaser shall be obligated to pay to each Seller one-half of the amount of any such deficiency within three (3) business days after the determination of Closing Date Indebtedness by wire transfer of immediately available funds to the account designated in writing by such Sellers.

         (iii) The parties hereto each acknowledge that the Purchase Price Escrow Amount is established to secure the obligations, if any, of the Sellers pursuant to Section 2.3(d)(i) and (ii).

         Section 2.4. Closing. The sale referred to in Section 2.1 (the "Closing") shall take place at 10:00 a.m. at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036 on the date hereof. Such date is herein referred to as the "Closing Date".

                                   ARTICLE III

                         REPRESENTATIONS OF THE SELLERS

         Section 3. Representations of the Sellers. The Sellers jointly and severally represent and warrant to the Purchaser as follows:

         Section 3.1. Existence and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut. The Company has the requisite corporate power and authority to own, lease, operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character or location of the properties owned, leased or operated by the Company or the nature of the business conducted by the Company makes such qualification or license necessary except where the failure to be so qualified or to have such license has not had, or could not reasonably be expected to have, a material adverse effect on the Condition of the Company.

         Section 3.2. Power and Authority. Other than as set forth on Schedule
3.2 attached hereto, each Seller and the Company has all legal capacity to enter into the Transaction Documents to which he or it is a party, and to consummate the transactions contemplated thereby. Each of the Transaction Documents has been duly executed and delivered by each Seller or, as the case may be, and the Company to the extent he or it is a party thereto and, assuming due execution of such Transaction Document by the other parties thereto and except as set forth on Schedule 3.2 attached hereto, constitutes the valid and binding obligation of such Seller and the Company, enforceable against such Seller, or as the case may be, and the Company in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

         Section 3.3. Ownership of Stock. Each Seller is the lawful owner, beneficially and of record, of the Stock opposite the name of such Seller on
Schedule 3.3 attached hereto, free and clear of all Liens. Each Seller has full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and convey the Stock owned by such Seller pursuant to this Agreement and the delivery to the Purchaser of the Stock pursuant to the provisions of this Agreement will transfer to the Purchaser good and marketable title thereto, free and clear of all Liens.

         Section 3.4. Capital Stock; Subsidiaries. (a) The Company has an authorized capitalization consisting of 10,000 shares of Common Stock of which 2,522 shares are issued and outstanding. All issued and outstanding shares of capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable, and is not subject to, nor was issued in violation of, any preemptive rights. No shares of capital stock of the Company are reserved for issuance and there are no outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to the capital stock of the

Company, or pursuant to which the Company is or may become obligated to issue shares of its capital stock or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of the capital stock of the Company. The Company does not have authorized or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Except as set forth on Schedule 3.4(a), the Company does not own, directly or indirectly, any capital stock or other equity, ownership or proprietary interest in any Person. There are no restrictions of any kind which prevent or restrict the payment of dividends by the Company.

         (b) Each Subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its incorporation or formation and has all requisite corporate power and authority to own its property and to carry on its business as now being conducted. Set forth on
Schedule 3.4(b) is a list of jurisdictions in which each Subsidiary of the Company is qualified to do business as a foreign corporation. All of the outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and are owned, of record and beneficially by the Company, free and clear of all Liens. No shares of capital stock of any Subsidiary of the Company are reserved for issuance and there are no outstanding options, warrants, rights, subscriptions, claims, agreements, obligations, convertible or exchangeable securities or other commitments, contingent or otherwise, relating to the capital stock of any Subsidiary of the Company or pursuant to which any Subsidiary of the Company is or may become obligated to issue or exchange any shares of capital stock. No Subsidiary of the Company owns, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity.

         Section 3.5. Financial Statements. The Sellers have heretofore furnished the Purchaser with the audited consolidated financial statements (comprising of the Consolidated Balance Sheet, Consolidated Statement of Income, Consolidated Statement of Equity, Consolidated Statement of Cash Flows, Notes to Financial Statements and Supplementary Information) of CFI as of December 31, 1997, December 31, 1998 and December 31, 1999 and an unaudited consolidated balance sheet of CFI as of August 31, 2000 and the related consolidated statements of income equity and cash flows for the fiscal years then ended or, as the case may be, the eight-month period then ended (collectively, the "Financial Statements"). The Financial Statements, including the footnotes thereto, have been prepared in accordance with GAAP consistently followed throughout the period indicated, and fairly present in all material respects the financial position of the Company and its Subsidiaries at its date thereof, and the results of operations and cash flows of the Company and its Subsidiaries for the periods indicated.

         Section 3.6. Books and Records. The respective minute books of the Company and its Subsidiaries as previously made available to the Purchaser and its representatives contain accurate records of all meetings of, and corporate actions taken by (including action taken by written consent), the shareholders and the Board of Directors of the Company and each of its Subsidiaries. Neither the Company nor any of its Subsidiaries has any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company or, as the case may be, such Subsidiary of the Company, except for any records or data maintained by the Company's accountants, payroll company and attorneys.

         Section 3.7. Personal Property. Except for properties and assets reflected in the Financial Statements, or acquired since December 31, 1999, which have been sold or otherwise disposed of in the ordinary course of business, the Company and its Subsidiaries have good, valid and marketable title to (a) all of their respective personal properties and assets (tangible and intangible), including, without limitation, all of the personal properties and assets reflected in the Financial Statements, and (b) all of the personal properties and assets (tangible or intangible) purchased by such entities since December 31, 1999, in each case free and clear of all Liens, except for Permitted Liens.

         Section 3.8. Leases and Owned Real Property. (a) Schedule 3.8(a) attached hereto contains an accurate and complete list of all (a) real property leased (directly or indirectly, beneficially, or otherwise), to or from the Company or any of its Subsidiaries ("Leased Property") and (b) leases ("Leases") (including, without limitation, any amendments or modifications thereto) to which the Company or any of its Subsidiaries is a party (as lessee, sublessee, sublessor or lessor), and a reference to any title policies and surveys relating thereto which are in the possession of the Company or any of its Subsidiaries. The term "Leases" includes, without limitation, occupancy and similar agreements. Each Lease set forth on Schedule 3.8(a) (or required to be set forth on Schedule 3.8(a)) is in full force and effect and is valid and binding and is enforceable against the Company or, as the case may be, the applicable Subsidiary and, to the Sellers' best knowledge, the other parties thereto, except to the extent that such enforcement may be affected by applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought at law or in equity); all rents and additional rents due to date on each such Lease have been paid and no rent has been paid more than one (1) month in advance, and all other material obligations of the lessees thereunder required to have been performed to date have been performed by the Company or, as the case may be, the applicable Subsidiary and, to the best of the Sellers' best knowledge, the other parities thereto in accordance with the provisions of the applicable Lease; in each case, with respect to Leases where the Company or a Subsidiary of the Company is the lessee, such entity has been in peaceable possession since it became the lessee under such Lease and is not in default thereunder, and there are no uncured notices of default under any of such Leases, and no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; and there exists no (and neither of the execution of the Transaction Documents or the purchase of the Stock hereunder or will give rise to any) event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or give rise, whether by the exercise by the holder of the landlord interest in the Lease or by express provision of the Lease without exercise by such holder, to so-called "recapture", termination or cancellation of, or have a material adverse effect on, any Lease set forth on Schedule 3.8(a) (or required to be set forth on Schedule 3.8(a)). Except as set forth on Schedule 3.8(a), neither the Company nor any of its Subsidiaries nor, any other Person party to any lease has violated any of the terms or conditions under any such lease in any material respect, and all of the covenants to be performed by the Company or any of its Subsidiaries or, to the best knowledge of either Seller, by any other party under any such Lease have been fully performed. The Company or a Subsidiary of the Company has good clear record and marketable leasehold interest in all Leased Property described in such Leases, free and clear of any and all Liens, except for Permitted Liens. Except as set forth on
Schedule 3.8(a), neither the Company nor any of its Subsidiaries has assigned, transferred, conveyed, mortgaged or encumbered any interest in any lease or in any Leased Property subject thereto (or any portion thereof). Except as set forth on Schedule 3.8(a), neither the Company nor any of its Subsidiaries has been a party to a Lease with respect to which it has or may have any continuing liability thereunder, notwithstanding that a third party has assumed, guaranteed or otherwise agreed to pay and perform the obligations of the Company or, as the case may be, such Subsidiary of the Company. Except as set forth on Schedule 3.8(a), neither the Company nor any of its Subsidiaries is currently negotiating with respect to a Lease nor is it a party to a Lease with respect to Leased Property with respect to which the term has not commenced. Neither the Company nor any of its Subsidiaries has granted, nor has the benefit of, any options to enter into any Leases or acquire any leasehold interest. No Leased Property (including buildings, structures, improvements or appurtenances or any equipment), nor the construction, operation or maintenance thereof, violates in any respect any provision of any federal, state or local law, ordinance, rule or regulation except where such violation has not had, or could not reasonably be expected to have, a material adverse effect on the Condition of the Company, and the Company and its Subsidiaries have valid certificates of occupancy with respect to the Leased Property. Each Leased Property is served by water, sewer, sanitary sewer, storm drain facilities and other utilities adequate to serve such Leased Property for its intended use. All public utilities necessary for the intended use and enjoyment of each Leased Property are located in the public right-of-way or in private recorded easements or rights of way abutting such Leased Property. The Sellers have delivered to the Purchaser true and complete copies of each Lease including, in each case, all exhibits and schedules thereto. The Sellers have delivered to the Purchaser true and complete rent rolls with respect to each Leased Property.

         (b) Schedule 3.8(b) attached hereto contains an accurate and complete list of all Owned Real Property ("Owned Real Property") , in whole or in part, by the Company or any of its Subsidiaries and includes a list of all indebtedness secured by a lien, mortgage or deed of trust thereon and a reference to any title policies and surveys relating thereto. The Company or a Subsidiary of the Company has good, valid and marketable title in fee simple to all the Owned Real Property, free of all Encumbrances other than Permitted Encumbrances. Except as disclosed on Schedule 3.8(b), all of the buildings, structures and appurtenances situated on the real property owned, in whole or in part, by the Company or its Subsidiaries are in reasonable operating condition and repair with no known material defects, are suitable for the purposes for which they are presently being used and the Company or its Subsidiaries have adequate rights of ingress and egress for operation of their respective businesses in the ordinary course. To the best knowledge of the Sellers, none of such buildings, structures or appurtenances, or the operation or maintenance thereof, violates any restrictive covenant or, except for encroachments as set forth on any survey set forth on Schedule 3.8(b) (which encroachments are not, individually, or in the aggregate, material), encroaches on any property owned by others. There are no encroachments or overlaps onto any of the real property set forth on Schedule 3.8(b) or existing improvements located on adjoining land. There are no easements or claims of easements burdening any of the real property set forth on Schedule 3.8(b) not shown by the public records. To the best knowledge of the Sellers, there are no boundary line disputes with respect to any of the real property set forth on Schedule 3.8(b). The Sellers have no knowledge, or have not received any notice that the operation or maintenance of such buildings, structures, or appurtenances violates any provision of any federal, state or local law, ordinance, rule or regulation or any Permits necessary or required for the use of the real property set forth on
Schedule 3.8(b) by the Company or any of its Subsidiaries for the purpose for which it is currently used. No condemnation proceeding is pending, or, to the best knowledge of the Sellers, threatened which would preclude or impair the use of any such real property by the Company or any of its Subsidiaries for the purposes for which it is currently used. Neither the Company nor any of its Subsidiaries has granted any options to acquire all or part of the real property set forth on Schedule 3.8(b) to any third party. Except as shown on any survey set forth on Schedule 3.8(b), the real property owned by the Company or any of its Subsidiaries is served by a municipal water supply system, municipal sewers, private sewer systems, municipal sanitary sewers and storm drain facilities, all of which are adequate for the use of such real property for the purposes for which it is currently being used by the Company or any of its Subsidiaries. All public utilities necessary to the full use and enjoyment or the real property owned by the Company or any of its Subsidiaries are located in the public right-of-way or private recorded easements or rights of way abutting such real property.

         Section 3.9. Material Contracts. (a) Except as set forth on Schedule
3.9 attached hereto, neither the Company nor any of its Subsidiaries is a party to, or is bound by:

                 (i) any agreement, contract or commitment relating to the employment of any Person by the Company or, as the case may be, such Subsidiary of the Company, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan;

                (ii) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock;

                (iii) any agreement, contract or commitment relating to capital expenditures;

                (iv) any loan (other than accounts receivable from trade debtors arising in the ordinary course of business) or advance to (other than travel or entertainment advances to employees made in the ordinary course of business), or investment in, any Person or any agreement, contract or commitment relating to the making of any such loan, advance or investment;

                (v) any agreement relating to Indebtedness;

                (vi) any guarantee or other contingent liability in respect of any Indebtedness or obligation of any other Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business);

               (vii) any management service, consulting, financial advisory or any other similar type of contract including, without limitation, any contract with any investment or commercial bank;

              (viii) any agreement, contract or commitment limiting the ability of the Company or, as the case may be, such Subsidiary of the Company to engage in any line of business or to compete with any Person;

               (ix) any agreement, contract or commitment which involves $50,000 or more and is not cancelable without penalty within thirty
         (30) days;

                 (x) any other material agreement, contract or commitment;

                 (xi) any collective bargaining agreement, labor contract or other written arrangement with any labor union or any employee organization; or

                (xii) any agreement, contract or commitment with any Affiliate.

         (b) Each contract or agreement set forth on Schedule 3.9 (or required to be set forth on Schedule 3.9) is in full force and effect and there exists no material default or event of default by the Company or any of its Subsidiaries or, to the best knowledge of either Seller, any other Person party to such contract or agreement or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a material default or event of default by the Company or any of its Subsidiaries or, to the best knowledge of either Seller, any other Person party thereto.

         Section 3.10. Consents and Approvals; No Violations. Other than as set forth on Schedule 3.10 attached hereto, the execution and delivery of the Transaction Documents by each Seller and the Company to the extent he or it are a party thereto and the consummation by such Seller and the Company of the transactions contemplated thereby will not: (1) violate any provision of the certificate of incorporation or by-laws (or other organizational document) of the Company or any of its Subsidiaries; (2) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets may be bound; (3) require any Person (other than the Purchaser or any of its Affiliates) to make or obtain any filing with or permit, consent or approval or give any notice to, any governmental or regulatory body, agency or authority; or
(4) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement, collective bargaining agreement or other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or any of their respective properties or assets are bound.

         Section 3.11. Litigation. (a) There is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before or, to the best knowledge of the Sellers, any investigation by any governmental or other instrumentality or agency, pending, or, to the best knowledge of the Sellers, threatened, against or affecting the Company or any of its Subsidiaries or any of their respective properties or rights, and the Sellers do not know of any valid basis for any such action, proceeding or investigation. In addition,
Schedule 3.11 attached hereto lists all actions, suits, proceedings at law or in equity, arbitration or administrative or other proceedings by or before any governmental or other instrumentality or agency demanding from the Company or any of its Subsidiaries in excess of $50,000, including the parties thereto, the venue, counsel and a reasonable description of the action.

         (b) Neither the Company nor any of its Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding.

         Section 3.12. Taxes. (a) Tax Returns. The Company and each of its Subsidiaries have, after taking into consideration applicable extensions, timely filed or caused to be timely filed with the appropriate taxing authorities all returns, statements, forms and reports for Taxes ("Returns") that are required by law to be filed by, or with respect to, the Company and its Subsidiaries on or prior to the Closing Date. The Returns accurately reflect and will accurately reflect all liability for Taxes of the Company and its Subsidiaries for the periods covered thereby and all other information set forth on the Returns is complete and accurate.

         (b) Payment of Taxes. All Taxes and Tax liabilities of the Company and each of its Subsidiaries for all taxable years or periods that end on or before the Closing Date have been timely paid in full on or prior to the Closing Date and all Taxes with respect to the portion of the Overlap Period that ends on and includes the Closing Date have been timely paid in full prior to the Closing Date or are set forth on Schedule 3.12(b).

         (c) Other Tax Matters. (i) Neither the Company nor any of its Subsidiaries has been the subject of an audit or other examination of Taxes by any taxing authority and, except as set forth on Schedule 3.12(c)(i), neither the Company nor any of its Subsidiaries has received any notices from any taxing authority relating to any issue which could affect the Tax liability of the Company or any of its Subsidiaries.

         (ii) Except as set forth on Schedule 3.12(c)(ii) attached hereto, none of the Sellers, the Company or any of its Subsidiaries, as of the Closing Date,
(A) has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of the Company or any of its Subsidiaries, (B) has applied for and/or received a ruling or determination from a taxing authority regarding a past or prospective transaction of the Company or any of its Subsidiaries, or (C) is presently contesting the Tax liability of the Company or any of its Subsidiaries before any court, tribunal or agency.

         (iii) Except as set forth on Schedule 3.12(c)(iii) attached hereto, neither the Company nor any of its Subsidiaries has been included in any "consolidated", "unitary" or "combined" Return provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired.

         (iv) Neither the Company nor any of its Subsidiaries has applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality, and the Company will not be required to include any item in income after the Closing Date for Tax purposes which has economically accrued prior to the Closing Date.

         (v) No election under Section 341(f) of the Code has been made or shall be made prior to the Closing Date to treat the Company or any of its Subsidiaries as a consenting corporation, as defined in Section 341 of the Code.

         (vi) All Taxes which the Sellers, Company or any of its Subsidiaries is or was required by law to withhold or collect or which otherwise were required to have been or to be withheld or collected with respect to services performed for the Company or any of its Subsidiaries have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

         (vii) Neither the Company nor any of its Subsidiaries is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

         (viii) Except as set forth on Schedule 3.12(c)(viii) attached hereto, there are no tax sharing, allocation, indemnification or similar agreements in effect as between the Company, any Subsidiary of the Company or any predecessors or Affiliates thereof and any other party (including the Sellers or the Company or any of its Subsidiaries or any predecessors or Affiliates thereof) under which the Purchaser or the Company or any of its Subsidiaries could be liable for any Taxes or other claims of any party.

         (ix) No indebtedness of the Company or any of its Subsidiaries consists of "corporate acquisition indebtedness" within the meaning of Section 279 of the Code or otherwise bears interest that is not deductible for Federal income tax purposes.

         (x) No claim has ever been made by any taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

         (xi) Neither the Company nor any of its Subsidiaries is a party to any agreement that would require the Company or any of its Subsidiaries or any Affiliate thereof to make any payment that would constitute an "excess parachute payment" for purposes of Sections 280G and 4999 of the Code.

         (xii) None of the transactions contemplated by this (including, without limitation, the Trumac Sale) will result in the realization of deferred income or gain that will be recognized by the Company or any Subsidiary after the Closing Date.

         Section 3.13. Liabilities. Except as set forth on Schedule 3.13 attached hereto, neither the Company nor any of its Subsidiaries has any outstanding claims, liabilities or Indebtedness, contingent or otherwise, except as set forth on the Financial Statements or referred to in the footnotes thereto or incurred subsequent to December 31, 1999 in the ordinary course of business consistent with past practices not involving borrowings by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in default in respect of the terms or conditions of any Indebtedness.

         Section 3.14. Insurance. Set forth on Schedule 3.14 attached hereto is a complete list of insurance policies which the Company and its Subsidiaries maintain with respect to their respective businesses, properties or employees. Such policies are in full force and effect (and will, after consummation of the transactions contemplated by the Transaction Documents, remain in full force and effect), and all premiums due have been paid in full and are free from any right of termination on the part of the insurance carriers. Such policies, with respect to their amounts and types of coverage, are, to the Sellers' best knowledge, adequate to insure fully against risks that, to the Sellers' best knowledge, should be insured against and, based on discussions with the insurance broker of the Company and its Subsidiaries, such policies are adequate to insure fully against risks customarily insured against and in amounts customarily covered by companies which are similarly situated as the Company and its Subsidiaries. Since December 31, 1999, there has not been any material adverse change in the relationship of the Company and its Subsidiaries with their respective insurers or in the premiums payable pursuant to such policies.

         Section 3.15. Intellectual Properties. (a) Schedule 3.15 attached hereto contains an accurate and complete list of Intellectual Property owned by, licensed to or used by the Company or any of its Subsidiaries (other than "shrink-wrap" licenses related to "off-the-shelf" software) (collectively, the "Listed Intellectual Property"). The patents, registered copyrights, registered trademarks and service marks, and domain names included in the Listed Intellectual Property have been duly registered in, filed in or issued by the United States Patent and Trademark Office, United States Copyright Office or a duly accredited and appropriate domain name registrar, the appropriate offices in the various states of the United States and the appropriate offices of other jurisdictions, and each such registration, filing and issuance remains in full force and effect as of the Closing Date. Except as set forth on Schedule 3.15, true and complete copies of all license agreements to which reference is therein made have been delivered by the Sellers to the Purchaser.

         (b) Except as set forth on Schedule 3.15 (and other than "shrink-wrap" licenses related to "off-the-shelf" software), neither the Company nor any of its Subsidiaries is a party to any license or agreement, whether as licensor, licensee, or otherwise with respect to any of the Intellectual Property. To the extent any Intellectual Property is used under license by the Company or any of its Subsidiaries, no notice of a material default has been sent or received by any of the Sellers under any such license which remains uncured. Each such license agreement is a legal, valid and binding obligation of each of the Company or any such Subsidiary of the Company and, to the Sellers' best knowledge, other Persons party thereto, enforceable in accordance with the terms thereof.

         (c) Except as set forth on Schedule 3.15, the Company and its Subsidiaries own or are licensed to use, all of the Listed Intellectual Property, free and clear of any Liens, without obligation to pay any royalty or any other fees with respect thereto and the operation of their respective businesses requires no rights under Intellectual Property other than the Listed Intellectual Property. To the Sellers' best knowledge, neither the Company's nor any of its Subsidiaries' use of any Intellectual Property infringes any Intellectual Property rights of any third party. No Listed Intellectual Property has been canceled, abandoned or otherwise terminated and all renewal and maintenance fees in respect thereof have been duly paid.

         (d) Except as set forth on Schedule 3.15, since January 1, 1996, neither the Company nor any of its Subsidiaries has received any written notice from any third party challenging the right of the Company or any of its Subsidiaries to use any Intellectual Property. The Listed Intellectual Property constitutes all the intellectual property necessary to operate the respective businesses of the Company and its Subsidiaries as of the Closing Date in the manner in which they were operated prior to the Closing Date. Immediately after the Closing Date, the Purchaser will have all Intellectual Property rights necessary to operate the businesses of the Company and its Subsidiaries in the manner in which they were operated prior to the Closing Date.

         (e) Except as set forth on Schedule 3.15, since January 1, 1996, neither the Company nor any of its Subsidiaries has made any claim in writing of a violation, infringement, misuse or misappropriation by any Person of any of their rights to, or in connection with any Intellectual Property, which claim is still pending.

         (f) Except as set forth on Schedule 3.15, there are no pending or to the best knowledge of any of the Sellers, as of the date hereof, threatened claims of a violation, infringement, misuse or misappropriation by the Company or any of its Subsidiaries of any Intellectual Property, or of the invalidity of any patent or of the registration of a copyright, trademark, service mark, domain name, or trade name included in the Listed Intellectual Property.

         (g) Except as set forth on Schedule 3.15, as of the date hereof, there are no interferences or other contested proceedings, either pending or, to the best knowledge of any of the Sellers, threatened, in the United States Copyright Office, the United States Patent and Trademark Office, or any governmental authority relating to any pending application with respect to the Listed Intellectual Property.

         Section 3.16. Accounts Receivable. The reserve for doubtful accounts reflected in the Financial Statements has been established in accordance with GAAP, consistent with past practices, and no receivable which should have been written down or reserved against in accordance with GAAP, consistent with past practices, has not been written down or reserved against.

         Section 3.17. Employment Relations. Except as set forth on Schedule
3.17 attached hereto:

         (a) each of the Company and its Subsidiaries is in substantial compliance with all federal, state or other domestic applicable laws, respecting employment and employment prac-tices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice;

         (b) no unfair labor practice complaint against the Company or any of its Subsidiaries is pending or, to the best knowledge of the Sellers, threatened before the National Labor Relations Board;

         (c) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of the Sellers, threatened against or involving the Company or any of its Subsidiaries;

         (d) no representation question exists respecting the employees of the Company or any of its Subsidiaries;

         (e) no grievance which might have an adverse effect upon the Company or any of its Subsidiaries or the conduct of their respective businesses, and no arbitration proceeding arising out of or under any collective bargaining agreement with respect to employees of the Company or any of its Subsidiaries is pending and no claim therefor has been asserted;

         (f) no collective bargaining agreement is currently applicable to the Company or any of its Subsidiaries or is being negotiated by the Company or any of its Subsidiaries with respect to employees of any such entity;

         (g) neither the Company nor any of its Subsidiaries has experienced any material labor difficulty during the last three (3) years;

         (h) none of the Company or any of its Subsidiaries or either Seller has received any notice of the termination of employment from any employee of the Company or any of its Subsidiaries nor any notification of intent to leave by any employee of the Company or any of its Subsidiaries as a result of any announcement of the transactions contemplated by this Agreement;

         (i) there exists no written or oral employment, consulting, severance or indemnification agreements with respect to employees of the Company or any of its Subsidiaries or any agreement that would give any Person the right to receive any payment from the Company or any of its Subsidiaries as a result of this Agreement; and

         (j) the Company and its Subsidiaries are in compliance with the requirements of the Federal Workers' Adjustment and Retraining Notification Act (hereinafter referred to as "WARN") and neither the Company nor any of its Subsidiaries has liabilities pursuant to WARN.

         Section 3.18.  Employee Benefit Plans.

         (a) List of Plans. Set forth on Schedule 3.18(a) attached hereto is an accurate and complete list of all written and material unwritten domestic and foreign (i) "employee benefit plans," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"); (ii) bonus, stock option, stock purchase, restricted stock, incentive, fringe benefit, "voluntary employees' beneficiary associations" ("VEBA") under Section 501(c)(9) of the Code, profit-sharing, pension or retirement, deferred compensation, medical, life insurance, disability, accident, salary continuation, severance, accrued leave, vacation, sick pay, sick leave, supplemental retirement and unemployment benefit plans, programs, arrangements, commitments and/or practices (whether or not insured); and (iii) employment, consulting, termination, and severance contracts or agreements; in each case for active, retired or former employees or directors, whether or not any such plans, programs, arrangements, commitments, contracts, agreements and/or practices (referred to in (i), (ii) or (iii) above) are otherwise exempt from the provisions of ERISA; that have been established, maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) or with respect to which any potential liability is borne by the Company or any of its Subsidiaries (including, for this purpose and for the purpose of all of the representations in this Section 3.18, any predecessors to the Company or to any of its Subsidiaries and all employers (whether or not incorporated) that would be treated together with the Company, any of its Subsidiaries and/or the Sellers as a single employer (1) within the meaning of Section 414 of the Code, or (2) as a result of the Company or any Subsidiary and/or the Sellers being or having been a general partner of any such employer), since January 1, 1997 ("Employee Benefit Plans").

         (b) Status of Plans. Each Employee Benefit Plan (including any related trust) complies in form with the requirements of all applicable laws, including, without limitation, ERISA and the Code, and has at all times been maintained and operated in substantial compliance with its terms and the requirements of all applicable laws, including, without limitation, ERISA and the Code. No complete or partial termination of any Employee Benefit Plan has occurred or is expected to occur. Neither the Company nor any of its Subsidiaries has any commitment, intention or understanding to create, modify or terminate any Employee Benefit Plan. Except as required to maintain the tax-qualified status of any Employee Benefit Plan intended to qualify under Section 401(a) of the Code, no condition or circumstance exists that would prevent the amendment or termination of any Employee Benefit Plan. No event has occurred and no condition or circumstance has existed that could result in a material increase in the benefits under or the expense of maintaining any Employee Benefit Plan from the level of benefits or expense incurred for the most recent fiscal year ended thereof.

         (c) No Pension Plans. No Employee Benefit Plan is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) subject to Section 412 of the Code or Section 302 or Title IV of ERISA. Neither the Company nor any of its Subsidiaries has ever maintained or contributed to, or had any obligation to contribute to (or borne any liability with respect to) any "multiple employer plan" (within the meaning of the Code or ERISA) or any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

         (d) Liabilities. Neither the Company nor any of its Subsidiaries maintains any Employee Benefit Plan which is a "group health plan" (as such term is defined in Section 607(1) of ERISA or Section 5000(b)(1) of the Code) that has not been administered and operated in all respects in compliance with the applicable requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code and neither the Company nor any of its Subsidiaries is subject to any material liability, including, without limitation, additional contributions, fines, taxes, penalties or loss of tax deduction as a result of such administration and operation. No Employee

Benefit Plan which is such a group health plan is a "multiple employer welfare arrangement," within the meaning of Section 3(40) of ERISA. Each Employee Benefit Plan that is intended to meet the requirements of Section 125 of the Code meets such requirements, and each program of benefits for which employee contributions are provided pursuant to elections under any Employee Benefit Plan meets the requirements of the Code applicable thereto. Neither the Company nor any of its Subsidiaries maintains any Employee Benefit Plan which is an "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) that has provided any "disqualified benefit" (as such term is defined in
Section 4976(b) of the Code) with respect to which an excise tax could be imposed.

         Neither the Company nor any of its Subsidiaries maintains any Employee Benefit Plan (whether qualified or non-qualified under Section 401(a) of the Code) providing for post-employment or retiree health, life insurance and/or other welfare benefits and having unfunded liabilities, and neither the Company nor any of its Subsidiaries have any obligation to provide any such benefits to any retired or former employees or active employees following such employees' retirement or termination of service. Neither the Company nor any of its Subsidiaries has any unfunded liabilities pursuant to any Employee Benefit Plan that is not intended to be qualified under Section 401(a) of the Code. No Employee Benefit Plan holds as an asset any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract, policy or instrument issued by an insurance company that, to the best knowledge of the Sellers, the Company or any Subsidiary of the Company, is or may be the subject of bankruptcy, conservatorship, insolvency, liquidation, rehabilitation or similar proceedings.

         Neither the Company nor any of its Subsidiaries has incurred any liability for any tax or excise tax arising under Chapter 43 of the Code, and no event has occurred and no condition or circumstance has existed that could give rise to any such liability.

         There are no actions, suits, claims or disputes pending, or, to the best knowledge of the Company, the Sellers or any Subsidiary of the Company, threatened, anticipated or expected to be asserted against or with respect to any Employee Benefit Plan or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims). No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending, threatened, anticipated, or expected to be asserted against the Company or any of its Subsidiaries or any fiduciary of any Employee Benefit Plan, in any case with respect to any Employee Benefit Plan. No Employee Benefit Plan or any fiduciary thereof has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency.

         (e) Contributions. Full payment has been timely made of all amounts which the Company or any of its Subsidiaries is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which the Company or any of its Subsidiaries is a party, to have paid as contributions or premiums thereto as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof. All such contributions and/or premiums have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any governmental entity, and to the best knowledge of the Sellers and the Company and its Subsidiaries, no event has occurred and no condition or circumstance has existed that could give rise to any such challenge or disallowance. The

Company and each of its Subsidiaries has made adequate provision for reserves to meet contributions and premiums and any other liabilities that have not been paid or satisfied because they are not yet due under the terms of any Employee Benefit Plan, applicable law or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

         (f) Tax Qualification. Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has, as currently in effect, been determined to be so qualified by the Internal Revenue Service. Each trust established in connection with any Employee Benefit Plan which is intended to be exempt from Federal income taxation under Section 501(a) of the Code has, as currently in effect, been determined to be so exempt by the Internal Revenue Service. Each VEBA has been determined by the Internal Revenue Service to be exempt from Federal income tax under Section 501(c)(9) of the Code. Since the date of each most recent determination referred to in this paragraph (f), no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of any such determination or that could adversely affect the qualified status of any such Employee Benefit Plan or the exempt status of any such trust or VEBA.

         (g) Transactions. Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, employees or, to the best knowledge of the Sellers, the Company and its Subsidiaries, other persons who participate in the operation of any Employee Benefit Plan or related trust or funding vehicle, has engaged in any transaction with respect to any Employee Benefit Plan or breached any applicable fiduciary responsibilities or obligations under Title I of ERISA that would subject any of them to a tax, penalty or liability for prohibited transactions or breach of any obligations under ERISA or the Code or would result in any claim being made under, by or on behalf of any such Employee Benefit Plan by any party with standing to make such claim.

         (h) Triggering Events. The execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Employee Benefit Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), "parachute payment" (as such term is defined in Section 280G of the Code), acceleration, vesting or increase in benefits to any employee or former employee or director of the Company or any of its Subsidiaries. No Employee Benefit Plan provides for the payment of severance, termination, change in control or similar-type payments or benefits.

         (i) Documents. The Sellers have delivered or caused to be delivered to the Purchaser and its counsel true and complete copies of all material documents in connection with each Employee Benefit Plan, including, without limitation (where applicable): (i) all Employee Benefit Plans as in effect on the date hereof, together with all amendments thereto, including, in the case of any Employee Benefit Plan not set forth in writing, a written description thereof;
(ii) all current summary plan descriptions, summaries of material modifications, and material communications; (iii) all current trust agreements, declarations of trust and other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof); (iv) the most recent Internal Revenue Service determination letter obtained with respect to each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code or exempt under Section 501(a) or 501(c)(9) of the Code; (v) the annual report on Internal Revenue Service Form 5500-series or 990 for each of the last three years for each Employee Benefit Plan required to file such form; (vi) the most recently prepared financial statements for each Employee Benefit Plan for which such statements are required; and (vii) all contracts and agreements relating to each Employee Benefit Plan, including, without limitation, service provider agreements, insurance contracts, annuity contracts, investment management agreements, subscription agreements, participation agreements, and recordkeeping agreements and collective bargaining agreements.

         Section 3.19. Permits. The Company and its Subsidiaries have obtained and possess all governmental licenses, permits, franchises and other authorizations (collectively, "Permits") of and have made all required registrations or filings with, any federal, state, local or foreign governmental authority related to the ownership of their respective properties or the operation of their respective assets and businesses as currently conducted except where the failure to possess such Permit or make such registration or filing has not had, and could not reasonably be expected to have, a material adverse effect on the Condition of the Company; all such Permits are in full force and effect. No proceedings against the Company or any of its Subsidiaries is pending or, to the best knowledge of the Sellers, threatened, seeking the revocation or the limitation of any Permits. Any applications for the renewal of any such Permits which were due prior to the Closing Date have been or will be timely filed prior to the Closing Date.

         Section 3.20. Interests in Clients, Suppliers, etc. Except as set forth on Schedule 3.20 attached hereto, neither the Company nor any of its Subsidiaries or Affiliates or any of their respective directors or officers possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any Person which is a client, supplier, customer, lessor, lessee, or competitor or potential competitor of the Company or any of its Subsidiaries. Ownership of 2% or less of any class of securities of a company whose securities are registered under the Securities Exchange Act of 1934, as amended, shall not be deemed to be a financial interest for purposes of this Section 3.20.

         Section 3.21. Bank Accounts, Powers of Attorney and Compensation of Employees. Set forth on Schedule 3.21 attached hereto is an accurate and complete list showing (a) the name and address of each bank in which the Company or any of its Subsidiaries has an account or safe deposit box, the number of any such account or any such box and the names of all Persons authorized to draw thereon or to have access thereto and (b) the names of all Persons, if any, holding powers of attorney from the Company or any of its Subsidiaries. The Sellers have provided the Purchaser with a true and correct list of the names of all persons whose total compensation (including salary and bonus) from the Company or any of its Subsidiaries for the fiscal year ended on December 31, 1999 exceeded an annualized rate of $50,000, together with a statement of the full amount paid or payable to each such person for services rendered during such fiscal year.

         Section 3.22. No Changes. Since December 31, 1999, except as set forth on Schedule 3.22 attached hereto, neither the Company nor any of its Subsidiaries has:

         (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business consistent with past practice;

         (b) permitted any of its assets to be subjected to any Lien (other than Permitted Liens);

         (c) sold, transferred or otherwise disposed of any assets except inventory in the ordinary course of business consistent with past practice;

         (d) made any capital expenditure or commitment therefor;

         (e) declared or paid any dividend or made any distribution on any shares of its capital stock other than to the Company or any of its Subsidiaries;

         (f) redeemed, purchased or otherwise acquired any shares of its capital stock;

         (g) granted or issued any options, warrants, rights, subscriptions, claims of any character, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to any of its capital stock;

         (h) made any bonus, pension, retirement or profit sharing distribution or payment of any kind except in the ordinary course of business consistent with past practice;

         (i) increased its Indebtedness or made any loan to any Person;

         (j) written off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves;


         (k) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee or other employees, except in the ordinary course of business consistent with past practice;

         (l) canceled or waived any claims or rights of substantial value;

         (m) made any change in any method of accounting or auditing practice;

         (n) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of business consistent with past practice;

         (o) agreed, whether or not in writing, to do any of the foregoing;

         (p) made any payments to or entered into any agreements with any Affiliate; or

         (q) done anything which would be restricted by Section 5.2.

         No fact or condition exists or is contemplated or threatened which might cause any change described in clauses (a)-(q) hereof in the future.

         Section 3.23. Compliance with Laws. Each of the Company and its Subsidiaries is in compliance with all material laws, regulations, orders, judgments and decrees applicable to such entity except where the failure to be in compliance has not had, or could not reasonably be expected to have, a material adverse effect on the Condition of the Company.

         Section 3.24. Broker's or Finder's Fees, etc. No agent, broker, person or firm acting on behalf of any of the Sellers or the Company or any of its Subsidiaries is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Affiliate of any of the parties hereto, in connection with any of the transactions contemplated by this Agreement. All engagement letters from all professionals (including, without limitation, accountants, financial advisors and attorneys) utilized by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby provide that such Persons shall look only to the Sellers for payment of their fees and expenses.

         Section 3.25. Environmental Laws and Regulations. Except as set forth on Schedule 3.25:

         (a) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Company Property or any property adjoining, adjacent to or in the vicinity of any Company Property;

         (b) Hazardous Materials have not at any time been released on any Company Property or any property adjoining, adjacent to or in the vicinity of any Company Property;

         (c) The Company and its subsidiaries are in compliance with all Environmental Laws and the requirements of any permits issued under such Environmental Laws with respect to any Company Property except where the failure to be in compliance has not had, or could not reasonably be expected to have, a material adverse effect on Condition of the Company;


         (d) There are no past, pending or threatened material Environmental Claims against the Company, any of its subsidiaries or any Company Property;

         (e) There are no facts, circumstances, conditions or occurrences regarding any Company Property or any property adjoining or in the vicinity of any Company Property, that could reasonably be anticipated (i) to form the basis of a material Environmental Claim against the Company, any of its subsidiaries or any Company Property or assets or (ii) to cause such Company Property or assets to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law.

         (f) There are not now and never have been any underground storage tanks located on any Company Property or on any property adjoining or adjacent to any Company Property.

         Section 3.26. Customers. Since December 31, 1999 and except as set forth on Schedule 3.26, no Person who is a customer of the Company or any of its Subsidiaries or has been a customer of the Company or any of its Subsidiaries at any time during the aggregate period of calendar years 1998, 1999 and year to date 2000 has expressly informed (orally or in writing) either Seller, the Company or any of its Subsidiaries that it intends to cease to do business with the Company or any of its Subsidiaries, or materially alter the amount of business presently done with the Company or any of its Subsidiaries.

         Section 3.27. Disclosure. None of this Agreement, any Schedule, Exhibit or certificate attached hereto or delivered pursuant to this Agreement or any other document or statement in writing which has been supplied by or on behalf of the Sellers or by directors or officers of the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading.

         Section 3.28. Copies of Documents. The Sellers have caused to be made available for inspection and copying by the Purchaser and their advisers, true, complete and correct copies of all documents referred to in this Article III or in any Schedule to this Agreement.

         Section 3.29. CFI Holdings. The Company has had no activities other than holding the outstanding capital stock of CFI.

         Section 3.30. Trumac. Trumac does not provide any services or hold any assets which are necessary for the Company and its Subsidiaries (other than Trumac) to conduct their business as such business is, and is planned to be, conducted as of the date hereof other than services which can be obtained by the Company from other Persons in the ordinary course of business on terms not materially less favorable to the Company than the terms upon which such services were provided to the Company by Trumac.

                                   ARTICLE IV

                        REPRESENTATIONS OF THE PURCHASER

         Section 4. Representations of the Purchaser. The Purchaser represents and warrants to the Sellers as follows:

         Section 4.1. Existence and Good Standing; Power and Authority. (a) The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has the requisite limited liability company power and authority to own, lease, operate its properties and to carry on its business as now being conducted. The Purchaser is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character or location of the properties owned, leased or operated or the nature of the business conducted by it makes such qualification or license necessary except where the failure to be so qualified or to have such license has not had, or could not reasonably be expected to have, a material adverse effect on the Condition of the Purchaser.

         (b) The Purchaser has all requisite limited liability company power and authority to enter into the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby. The execution, delivery and performance by the Purchaser of the Transaction Documents to which it is a party and the consummation by the Purchaser of the transactions contemplated thereby have been duly authorized by all necessary limited liability company action on the part of the Purchaser and no other action on the part of the Purchaser is necessary. Each Transaction Document to which the Purchaser is a party has been duly executed and delivered by the Purchaser and, assuming due execution of each Transaction Document by the other parties thereto, constitutes the valid and binding obligation of the Purchaser and enforceable against the Purchaser in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

         Section 4.2. No Conflicts. The execution and delivery by the Purchaser of the Transaction Documents to which it is a party and the consummation by the Purchaser of the transactions contemplated thereby will not (a) violate any provision of the certificate of formation or the limited liability company agreement of the Purchaser; (b) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to the Purchaser or by which its properties or assets may be bound; (c) require the Purchaser to make or obtain any filing with, or permit, consent or approval of, or give any notice to, any governmental or regulatory body, agency or authority; or (d) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of the Purchaser under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or its properties or assets are bound.

         Section 4.3. Litigation. There is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before or, to the best knowledge of the Purchaser, any investigation by any governmental or other instrumentality or agency, pending or threatened, against or affecting the Purchaser or any of its subsidiaries or any of their respective properties or rights which could reasonably be expected to prohibit or render illegal the transactions contemplated by this Agreement.

         Section 4.4. Capitalization. On the date hereof, the membership interests in the Purchaser consist of 990,967.74 Preferred Units and 1,101,075.3 Class A Common Units. Except as set forth on Schedule 4.4, there are no outstanding (x) options, warrants or other rights to purchase equity securities of the Purchaser, (y) agreements or other obligations of the Company to issue equity securities or (z) other rights to convert any obligation into, or exchange any securities for, equity securities of the Purchaser;

         Section 4.5. Material Adverse Changes. Since August 1, 2000, there has not been a material adverse change in the Condition of the Purchaser.

         Section 4.6. Due Issuance. The issuance of the McSweeney Equity Payment and the Bassett Equity Payment have been duly and validly authorized, executed and delivered by the Company and this Agreement constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, indemnity, contribution or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law). Upon consummation of the transaction contemplated hereby, the McSweeney Equity Payment and the Bassett Equity Payment will be legally and validly issued, fully paid and non-assessable.

         Section 4.7. Broker's or Finder's Fees, etc. No agent, broker, person or firm acting on behalf of the Purchaser or any of its Subsidiaries is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

                                    ARTICLE V

                 CONDUCT OF BUSINESS; EXCLUSIVE DEALING; REVIEW;
                                OTHER AGREEMENTS

         Section 5.1. Access to Information Concerning Properties and Records. During the period commencing on the date hereof and ending on the Closing Date, the Sellers shall, and shall cause the Company and each Subsidiary of the Company to, upon reasonable notice, afford the Purchaser, and its counsel, accountants, consultants and other authorized representatives, reasonable access during normal business hours to the officers, the employees set forth on
Schedule 5.1, properties, books and records of the Company or such Subsidiary of the Company in order that they may have the opportunity to make such reasonable investigations as they shall desire of the affairs of such entity and all other information concerning its or its subsidiaries' business, properties and personnel as the Purchaser may reasonably request. Such review shall not, however, affect the representations and warranties made by the Sellers in this Agreement or the remedies of the Purchaser for breaches of those representations and warranties. The Sellers agree to cause the Company and each Subsidiary of the Company and their respective officers, employees, counsel, accountants, consultants and other representatives to furnish such additional financial and operating data and other information and respond to such inquiries as the Purchaser and its counsel, accountants, consultants and other authorized representatives, shall from time to time reasonably request. Any information so obtained by the Purchaser shall be subject to that certain Confidentiality Agreement, dated as of July 5, 2000 by and between the Purchaser and the Company (the "Non-Disclosure Agreement").

         Section 5.2. Conduct of Business of the Company and its Subsidiaries. Except as required or specifically contemplated by this Agreement, during the period from the date of this Agreement until the Closing, the Sellers shall cause the Company and each Subsidiary of the Company to conduct its operations according to its ordinary course of business, consistent with past practice and will cause the Company and each Subsidiary of the Company to use its commercially reasonable efforts to (i) preserve intact its business organization, (ii) maintain its material rights, (iii) keep available the services of its officers and employees, and (iv) maintain satisfactory relationships with suppliers, distributors, customers, landlords, agents and others having business relationships with it. Without limiting the generality of and in addition to the foregoing, and except as otherwise required or specifically contemplated by this Agreement, prior to the time specified in the preceding sentence, the Sellers shall cause the Company and each Subsidiary of the Company, without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld or delayed), to not:

         (a) amend its certificate of incorporation or by-laws or other organizational documents in any way;

         (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options or otherwise) any stock of any class or any other securities;

         (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or redeem or otherwise acquire any of its securities;

         (d) (x) pledge or otherwise encumber shares of its capital stock; (y)
(A) incur, assume or prepay any Indebtedness (other than in the ordinary course of business or in connection with the consummation of the transactions contemplated hereby), (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations of any other Person except its wholly owned subsidiaries or (C) make any loans, advances or capital contributions to, or investments in, any other Person; or
(z) mortgage or pledge any of its assets or create or permit to exist any Lien thereupon that secures any Indebtedness;

         (e) enter into, adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements of or for the benefit or welfare of any of its employees, or (except for normal increases in the ordinary course of business that are consistent with past practices) increase in any manner the compensation or fringe benefits of any such employee or pay any benefit not required by any existing plan and arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units);

         (f) transfer, sell, lease, license or dispose of any of its lines of business, subsidiaries, divisions, operating units or facilities or enter into any material commitment or transaction; provided, however, that the Sellers may cause the Company to sell all of the outstanding capital stock of Trumac, Inc., a Connecticut corporation ("Trumac"), to the Sellers for nominal consideration and on terms reasonably satisfactory to the Purchaser including, without limitation, agreement by the Sellers that no recourse shall be sought from the Company with respect to any liabilities incurred by the Sellers as a result of such transaction (the "Trumac Sale");

         (g) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or other-wise acquire or agree to acquire any assets of any other Person (other than the purchase of assets in the ordinary course of business and consistent with past practice);

         (h) take any action to terminate or materially amends any of its pension plans or retiree medical plans with respect to or for the benefit of any of its employees;

         (i) modify, amend or terminate any contract identified or which should have been identified on Schedules 3.8 or 3.9 or waive any of its material rights or claims;

         (j) effect any change in any of its methods of accounting, except as may be required by law or GAAP;

         (k) take any action, engage in any transaction or enter into any agreement which would cause any of the representations or warranties set forth in Article III hereof to be untrue as of the Closing Date;

         (l) declare or pay a dividend or return any equity capital to its stockholders or authorize or make any distribution, payment or delivery of property or cash to its stockholders in their capacity as such, or redeem, retire, purchase or otherwise acquire for consideration any shares of its capital stock;

         (m) execute any new lease or sublease for real property, or cancel, modify, terminate or amend any Lease;

         (n) enter into any agreement with any Affiliate; or

         (o) enter into a legally binding commitment with respect to, or any agreement to take, any of the foregoing actions.

         Section 5.3. Commercially Reasonable Efforts. Subject to the terms and conditions provided herein, the Sellers and the Purchaser shall, and the Sellers shall cause the Company and each of its Subsidiaries to, cooperate and use their respective commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, their respective commercially reasonable efforts to obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company or any of its Subsidiaries (including, without limitation, landlords) as are necessary for consummation of the transactions contemplated by this Agreement and to fulfill the conditions to consummation of the transactions contemplated hereby set forth in Articles VII and VIII hereof.

         Section 5.4. Exclusive Dealing. During the period commencing on the date of this Agreement and concluding on the earlier of (a) the Closing Date and
(b) the date this Agreement is terminated in accordance with its terms, the Sellers shall not take (and the Sellers shall not authorize or permit the Company or its Affiliates, officers, directors, employees, agents, representatives, consultants, financial advisors, attorneys, accountants, or other agents to so take) any action to, directly or indirectly, encourage, solicit, initiate or engage in discussions or negotiations with, or provide any information to, any Person, other than the Purchaser (and its Affiliates and representatives), concerning any acquisition of the Company or any of its Subsidiaries or any purchase of all or any part of the capital stock of the Company or any of its Subsidiaries or any merger, sale of substantial assets or similar transaction involving the Company or any of its Subsidiaries.

                                   ARTICLE VI

                                   TAX MATTERS

         Section 6.1. Tax Returns. (a) The Sellers shall have the exclusive authority and obligation to prepare, execute on behalf of the Company and each of its Subsidiaries and timely file, or cause to be prepared, executed and timely filed, all Returns of the Company and each of its Subsidiaries that are due with respect to any taxable year or other taxable period ending prior to or ending on and including the Closing Date. Such authority shall include, but not be limited to, the determination of the manner in which any items of income, gain, deduction, loss or credit arising out of the income, properties and operations of the Company and its Subsidiaries shall be reported or disclosed in such Returns; provided, however, that such Returns shall be prepared by treating items thereon in a manner consistent with the past practices of the Company and its Subsidiaries with respect to such items; and provided further, that (i) the Sellers shall provide the Purchaser with draft income Tax Returns for the Company and each of its Subsidiaries at least thirty (30) days prior to the due date for filing such Returns, (ii) at least fifteen (15) days prior to the due date for the filing of such Returns the Purchaser shall notify the Sellers of the existence of any objection the Purchaser may have to any items set forth on such draft Returns, and (iii) if, after consulting in good faith, the Purchaser and the Sellers are unable to resolve such objection(s), such objection(s) shall be resolved by treating items on such Returns in a manner consistent with the past practices of the Company and its Subsidiaries with respect to such items unless otherwise required by law, and such Returns shall not be filed without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed.

         (b) Except as provided in Section 6.1(a) above, the Purchaser shall have the exclusive authority and obligation to prepare and timely file, or cause to be prepared and timely filed, all Returns of the Company and each of its Subsidiaries. Such authority shall include, but not be limited to, the determination of the manner in which any items of income, gain, deduction, loss or credit arising out of the income, properties and operations of the Company or any of its Subsidiaries shall be reported or disclosed on such Returns; provided, however, the Purchaser shall provide the Sellers with draft income Tax Returns for the Company and each of its Subsidiaries required to be prepared by the Purchaser pursuant to this Section 5.1(b) that include any period or portion thereof ending prior to or including the Closing Date. The Purchaser shall provide the Sellers with an opportunity to review and comment on such Tax Returns and the Purchaser shall in good faith take into account such comments in its preparation of such Tax Returns.

         Section 6.2. Payment of Taxes. (a) The Sellers shall be responsible and liable for the timely payment of any and all Taxes imposed on or with respect to the properties, income and operations of the Company and each Subsidiary of the Company for all Pre-Closing Periods, provided, however, that (i) the Sellers shall only be responsible and liable for Taxes attributable to the taxable period ending on the Closing Date, to the extent such Taxes exceed the amount set forth on Schedule 3.12(b) with respect thereto and (ii) the Taxes attributable to such period shall be paid by the Company to the extent of the amount set forth on Schedule 3.12(b).

         (b) All Taxes and Tax liabilities with respect to the income, property or operations of the Company and each Subsidiary of the Company that relate to the Overlap Period shall be apportioned between tax periods ending prior to or on the Closing Date, on the one hand, and tax periods ending after the Closing Date, on the other, as follows: (i) in the case of Taxes other than income, sales and use and withholding Taxes, on a per diem basis, and (ii) in the case of income, sales and use and withholding Taxes, as determined from the books and records of the Company or such Subsidiary of the Company as though the taxable year of the Company or such Subsidiary of the Company terminated at the close of business on the Closing Date. The Purchaser and the Sellers agree to the extent permitted by applicable law to elect with the relevant taxing authority to treat for all purposes the Closing Date as the last day of a taxable period of the Company and any Subsidiary of the Company. Notwithstanding the foregoing provisions of this Section 6.2(b), all Taxes resulting from the Trumac Sale shall be borne exclusively by the Sellers.

         (c) All transfer, sales and use, value added, registration, documentary, stamp and similar Taxes ("Transfer Taxes") imposed in connection with the sale of the Stock or any other transaction that occurs pursuant to this Agreement shall be borne equally by the Sellers, on the one hand, and the Purchaser, on the other.

         Section 6.3. Amended Returns. None of the Sellers, the Company or any of the Company's Subsidiaries shall file or cause to be filed any amended Return or claims for refund without the prior written consent of the Purchaser.

         Section 6.4. Prior Tax Agreements. The Company and each of its Subsidiaries shall terminate or cause to be terminated any and all of the tax sharing, allocation, indemnification or similar agreements, arrangements or undertakings in effect, written or unwritten, on the Closing Date as between the Sellers or any predecessor or Affiliate thereof, on the one hand, and the Company or any Subsidiary of the Company, on the other hand, for all Taxes imposed by any government or taxing authority, regardless of the period in which such Taxes are imposed, and there shall be no continuing obligation to make any payments under any such agreements, arrangements or undertakings.

         Section 6.5. Non-foreign Person Affidavit. The Sellers shall furnish to the Purchaser on or before the Closing Date a non-foreign person affidavit as required by Section 1445 of the Code.

         Section 6.6. Post-Closing Access and Cooperation. From and after the Closing Date, the Sellers agree and the Purchaser agrees to cause the Company and each Subsidiary of the Company, to afford the Purchaser (or the Purchaser's representative) or the Sellers, as the case may be, and upon reasonable notice and without undue interruption to the business of the Sellers, the Company or its Subsidiaries, as the case may be, access during normal business hours to the books and records of the Sellers, the Company and its Subsidiaries relating to the Company and its Subsidiaries prior to the Closing Date for a period of seven (7) years following the Closing Date in connection with (i) preparation of the Returns specified in Section 6.1 above, (ii) evaluation of any claim for indemnification under Section 6.7 below, and (iii) investigation or contest of any inquiry, claim, assessment, audit or similar event. The Purchaser shall, from and after the Closing Date, preserve all books and records of the Company and its Subsidiaries relating to the Company and its Subsidiaries prior to the Closing Date for such seven (7) year period, and, thereafter, not destroy or dispose of or allow the destruction or disposition of such books and records without first having offered to deliver such books and records to the Sellers at the Sellers' expense. If the Sellers fail to request such books and records within ninety
(90) days after receipt of the notice described in the preceding sentence, the Purchaser may dispose of such books and records.

         Section 6.7. Tax Indemnification. Notwithstanding any provision to the contrary contained in this Agreement, the Sellers, jointly and severally, agree to indemnify, defend and hold harmless each Purchaser Indemnitee and its successors on an after-tax basis against (i) all Taxes, losses, claims and expenses resulting from, arising out of, or incurred with respect to, any claims that may be asserted by any party based upon, attributable to, or resulting from the failure of any representation or warranty made pursuant to Section 3.12 of this Agreement to be true and correct as of the Closing Date; (ii) all Taxes imposed for the Overlap Period for which the Sellers are liable pursuant to
Section 6.2(b) hereof; (iii) all Taxes imposed on the Company or any of its Subsidiaries, or for which the Purchaser or the Company may be liable, as a result of any transaction contemplated by this Agreement, except for the portion of Transfer Taxes for which the Purchaser is responsible pursuant to Section 6.2(c); (iv) all Taxes imposed on the Sellers or any Person (other than the Company and its Subsidiaries) in which any of the Sellers or any of their respective Affiliates has or had at any time a direct or indirect majority equity interest for any taxable year or other taxable period; (v) all Taxes imposed on or asserted against the properties, income or operations of the Company or its Subsidiaries, or for which the Company or any of its Subsidiaries may otherwise be liable, for all Pre-Closing Periods; (vi) Taxes (if any) incurred by the Sellers, the Company, any Subsidiary of the Company or the Purchaser as a result of the Trumac Sale; provided, however, that with respect to (i) and (ii) above, the Seller shall not be liable with respect to Taxes included in the calculation of the Current Liabilities to the extent the inclusion of such Taxes results in an actual reduction in the Closing Date Working Capital. A Purchaser Indemnitee shall promptly give the Sellers written notice of all Taxes, losses, claims and expenses which such Purchaser Indemnitee has reasonably determined may give rise to a right of indemnification under this
Section 6.7, including a computation of the amount of the claimed indemnification with sufficient detail and particularity to enable the Sellers to reasonably determine the amount of such required indemnification.

         Section 6.8. Tax Controversies. Notwithstanding any other provision of this Agreement regarding third party claims to the contrary, this Section 6.8 shall solely control the procedures with respect to inquiries, claims, assessments, audits or similar events with respect to Taxes of the Company or any of its Subsidiaries (a "Tax Matter"). The Purchaser shall promptly notify the Sellers upon receipt by the Purchaser of written notice of any Tax Matter relating to Pre-Closing Periods for which the Sellers may be liable under this Agreement. The Purchaser shall have the authority to represent the interests of the Company and its Subsidiaries with respect to any Tax Matter before the Internal Revenue Service, any other taxing authority, any other governmental agency or authority or any court and shall have the sole right to control the defense, compromise or other resolution of any Tax Matter, including responding to inquiries, filing Returns and contesting, defending against and resolving any assessment for additional Taxes or notices of Tax deficiency or other adjustment of Taxes of, or relating to, a Tax Matter; provided, however, that the Purchaser shall not enter into any settlement of or otherwise compromise any Tax Matter that affects the Tax liability of the Sellers, the Company or any of its Subsidiaries for any taxable period ending prior to or ending on and including the Closing Date without the prior written consent of the Sellers, which consent shall not be unreasonably withheld or delayed. The Purchaser shall keep the Sellers fully and timely informed with respect to the commencement, status and nature of any Tax Matter.

                                   ARTICLE VII

                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

         Section 7. Conditions to the Purchaser's Obligations. The obligations of the Purchaser to purchase the Stock on the Closing Date is subject to the satisfaction, at or prior to the Closing, of the following conditions:

         Section 7.1. Truth of Representations and Warranties. The representations and warranties of the Sellers contained in this Agreement and on the Schedules shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the Purchaser shall have received a certificate signed by each Seller, dated the Closing Date, to such effect.

         Section 7.2. Performance of Agreements. All of the agreements of the Sellers and CFI to be performed prior to the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects, and the Purchaser shall have received a certificate signed by each Seller, dated the Closing Date, to such effect.

         Section 7.3. No Material Adverse Change. Prior to the Closing Date there shall not have been a material adverse change in the business, properties, assets, liabilities, results of operations, condition (financial or otherwise), prospects, customer relationships or supplier relationships (collectively, the "Condition") of the Company from January 1, 2000, and the Purchaser shall have received a certificate duly executed by each Seller, dated the Closing Date, to such effect.

         Section 7.4. No Litigation Threatened. No action or proceedings shall have been instituted or threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby, and the Purchaser shall have received a certificate signed by an executive officer of the Company, dated the Closing Date, to such effect.

         Section 7.5. Good Standing and Other Certificates. The Sellers shall have delivered to the Purchaser (a) copies of the certificate of incorporation or other organizational documents of the Company and each of its Subsidiaries, including all amendments thereto, in each case certified by the Secretary of State or other appropriate official of the jurisdiction of organization, (b) certificates from the Secretary of State or other appropriate official of the relevant jurisdiction of organization of the Company and each of its Subsidiaries to the effect that such entity, is in good standing or subsisting in such jurisdiction and listing all charter documents on file, (c) certificates from the Secretary of State or other appropriate official in each jurisdiction in which the character or location of the properties owned or leased by the Company or any of its Subsidiaries or the nature of their respective businesses makes qualification to do business necessary, to the effect that the Company or, as the case may be, such Subsidiary of the Company is in good standing in such jurisdictions, (d) a certificate as to the tax status of the Company and each of its Subsidiaries from the appropriate officials in the jurisdiction of incorporation of such entity, (e) a copy of the By-Laws of the Company and each of its Subsidiaries, certified by the Secretary of such entity as being true and correct and in effect on the Closing Date and (f) resolutions of the Board of Directors of each of the Company and CFI approving and authorizing the Transaction Documents to which they are a party, certified as of the Closing Date by the applicable corporate secretary as being in full force and effect without modification or amendment.

         Section 7.6. Approvals and Consents. All other governmental and third-party consents, waivers and approvals, if any, disclosed on any Schedule or necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received without the incurrence of any obligation or any payment by the Company or any of its Subsidiaries in connection with obtaining such consent, waiver or approval.

         Section 7.7. Resignation of Directors and Officers. Each of McSweeney and Bassett shall have resigned from his position as a director of the Company and CFI and/or, as the case may be, as an officer of the Company and CFI effective on the Closing Date.

         Section 7.8. Opinion of the Sellers' Counsel. The Sellers shall have furnished the Purchaser with an opinion of Bingham Dana LLP with respect to the transactions contemplated hereby, dated the Closing Date, substantially in the form attached hereto as Exhibit 6.

         Section 7.9. Statutes. No statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the transactions contemplated by this Agreement or has the effect of making them illegal.

         Section 7.10. Transaction Documents. Each Transaction Document shall have been duly executed and delivered by the Sellers and the other parties thereto.

         Section 7.11. Financing. Purchaser shall have received the proceeds from one or more financings on terms and conditions satisfactory to Purchaser in its sole discretion in an amount sufficient to consummate the transactions contemplated hereby and shall have received each of the consents and approvals necessary under its existing financing arrangements in order to consummate the transactions contemplated hereby.

         Section 7.12. Trumac Sale. The Trumac Sale shall have been consummated in accordance with its terms.

         Section 7.13. CFI Mexico. The Company shall have obtained good and valid title, free and clear of any and all Encumbrances, of all of the outstanding capital stock at CFI Mexico not otherwise owned by the Company on terms and conditions satisfactory to the Purchaser.

         Section 7.14. CFI Preferred Stock. Prior to the Closing Date, the Company shall have caused all of the outstanding preferred stock of CFI to be canceled on terms and conditions satisfactory to the Seller, and no dividends with respect to such preferred stock shall remain due.

                                  ARTICLE VIII

                  CONDITIONS TO THE OBLIGATIONS OF THE SELLERS

         Section 8. Conditions to the Obligations of the Sellers. The obligation of the Sellers to sell the Stock on the Closing Date is subject to satisfaction, at or prior to such date, of the following conditions:

         Section 8.1. Truth of Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the Sellers shall have received a certificate signed by an executive officer of the Purchaser, dated the Closing Date, to such effect.

         Section 8.2. Performance of Agreements. All of the agreements of the Purchaser to be performed prior to the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects, and the Sellers shall have received a certificate signed by an executive officer of the Purchaser, dated the Closing Date, to such effect.

         Section 8.3. Approvals and Consents. All governmental and third-party consents and approvals, if any, including, without limitation, termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

         Section 8.4. Opinion of the Purchaser's Counsel. The Purchaser shall have furnished the Sellers with an opinion of White & Case LLP with respect to the transactions contemplated hereby, dated the Closing Date, substantially in the form attached hereto as Exhibit 7.

                                   ARTICLE IX

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

         Section 9.1. Survival of Representations. (a) Except as set forth in paragraph (b) below, the representations and warranties of the Sellers and the Purchaser contained in this Agreement, the Schedules hereto or in any certificate delivered pursuant hereto shall survive the purchase and sale of the Stock pursuant to this Agreement for a period of eighteen (18) months after the Closing Date. All statements in this Agreement and the Schedules hereto or in any certificate delivered pursuant hereto shall be deemed representations and warranties of the Sellers for all purposes of this Agreement. Covenants shall survive in accordance with their respective terms.

         (b) The representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.4, 3.24, 4.1 and 4.4 shall survive indefinitely. The representations and warranties contained in Sections 3.12 and 3.18 shall survive until sixty (60) days after the expiration of the applicable statute of limitations period (after giving effect to any waivers and extensions thereof). The representations and warranties contained in Section 3.25 shall survive until six (6) years after the date hereof.

         Section 9.2. General Indemnification. (a) The Sellers, jointly and severally, agree to indemnify, defend and hold the Purchaser, its Affiliates and their respective Subsidiaries, officers, directors, employees, and agents (each, a "Purchaser Indemnitee" and, collectively, the "Purchaser Indemnitees") harmless on an after-tax basis from any damages, losses, liabilities, obligations, claims of any kind, interest or expenses (including, without limitation, reasonable attorneys' fees and expenses, but excluding consequential, punitive and other special damages(except if arising out of third party claims)) (collectively, "Losses") suffered, incurred or paid as a result of (i) any breach by any of the Sellers or CFI of any of their respective covenants or agreements contained in this Agreement, (ii) the failure of any representation or warranty (other than a breach of Section 3.12 with respect to Taxes which shall be governed by Section 6.7) made by any of the Sellers in this Agreement to be true and correct in all respects as of the Closing Date, (iii) any Losses arising in connection with the transactions described in Section 7.13, (iv) any failure of the Company to comply with the requirements of Section 4980B of the Code or part 6 of subtitle B of Title 1 of ERISA or any failure of an Employee Benefit Plan that is intended to comply with the requirements of
Section 125 of the Code to so comply, (v) any Losses arising from the Sale or prior operation of Trumac and (vi) any Losses arising from EEOC Charge Number 146A10005 listed on Schedule 3.11 hereto.

         (b) The Purchaser agrees to indemnify, defend and hold the Sellers harmless on an after-tax basis from all Losses suffered, incurred or paid as a result of (i) any breach by the Purchaser of any of its covenants or agreements contained in its Agreement, (ii) the failure of any representation or warranty made by the Purchaser in this Agreement to be true and correct in all respects as of the Closing Date, (iii) any matters which occur after the Closing Date as a result of the direction of or approved by the Board of Directors of the Company after the Closing Date or (iv) the redemptions contemplated by Section 2.2(b)(i) and (ii) having violated Section 33-687 of the Connecticut General Statutes.

         (c) For purposes of Sections 9.2(a)(ii) and 9.2(b)(ii), the failure of any representation or warranty to be true and correct shall be determined without giving effect to either (i) any knowledge qualifications, except knowledge qualifications as to threatened matters and third-party acts and as specifically set forth in Sections 3.8 and 3.9; or (ii) any materiality qualification, materiality limitation or other materiality exception, including the words "material adverse effect", "in any material respect", "material", "materially" or a variance of any of the foregoing.

         (d) The Purchaser, with respect to the obligations of the Sellers pursuant to Section 9.2(a)(ii), and the Sellers, with respect to the obligations of the Purchaser pursuant to Section 9.2(b)(ii) or (iii) shall not be entitled to seek indemnification unless, until and to the extent the aggregate amount of the Losses actually incurred by any Purchaser Indemnitee or the Sellers exceeds an amount equal to $200,000 in the aggregate; provided, however, that the Purchaser shall not be prohibited from seeking indemnification for Losses below $200,000 to the extent such

Losses arise from a breach of representations or warranties contained in Sections 3.1, 3.2, 3.3, 3.4, 3.12 or 3.24.

         (e) The obligations to indemnify and hold harmless pursuant to Section 9.2(a) and (b) shall survive the consummation of the transactions contemplated hereby for the relevant periods set forth in Section 9.1, except for claims for indemnification asserted prior to the end of such periods, which claims and the corresponding indemnity obligations shall survive until final resolution thereof.

         (f) In the event that the Purchaser reasonably believes that Losses which are otherwise indemnifiable pursuant to Section 9.2(a) are covered by insurance policies of the Company or any of its Subsidiaries (as such insurance policies were in effect immediately prior to the Closing) the Purchaser shall, as soon as practicable, submit a claim to the insurance carrier of such insurance policy, provided that nothing in this Section 9.2(f) shall (i) require the Purchaser to enforce any rights the Purchaser may have against such insurance carrier (other than the filing of the claim) or (ii) prevent the Purchaser from making a claim against either or both of the Sellers pursuant to
Section 9.3 with respect to such Losses or invoking Section 9.4 for the resolution of any third party claims.

         Section 9.3. Indemnification Procedure. (a) Within a reasonable period of time after the incurrence of any Losses by any Person entitled to indemnification pursuant to Section 9.2 hereof (an "Indemnified Party"), including, without limitation, any claim by a third party described in Section 9.5, which might give rise to indemnification hereunder, the Indemnified Party shall deliver to the party from which indemnification is sought (the "Indemnifying Party") a certificate in the form of Exhibit 8 (the
"Certificate"), which Certificate shall:

                 (i) state that the Indemnified Party has paid or properly accrued Losses or anticipates that it will incur liability for Losses for which such Indemnified Party is entitled to indemnification pursuant to this Agreement;

                (ii) specify in reasonable detail each individual item of Loss included in the amount so stated, the date such item was paid or properly accrued, the basis for any anticipated liability and the nature of the misrepresentation, breach of warranty, breach of covenant or claim to which each such item is related and the computation of the amount to which such Indemnified Party claims to be entitled hereunder; and

                  (iii) be delivered to the Indemnified Party and, if applicable, the Escrow Agent.

         (b) In the event that the Indemnifying Party shall object to the indemnification of an Indemnified Party in respect of any claim or claims specified in any Certificate, the Indemnifying Party shall, within fifteen (15) business days after receipt by the Indemnifying Party of such Certificate, deliver to the Indemnified Party a notice to such effect and the Indemnifying Party and the Indemnified Party shall, within the thirty (30) day period beginning on the date of receipt by the Indemnified Party of such objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnifying Party shall have so objected. If the Indemnified Party and the Indemnifying Party shall succeed in reaching agreement on their respective rights with respect to any of such claims, the Indemnified Party and the Indemnifying Party shall promptly prepare and sign a memorandum setting forth such agreement. Should the Indemnified Party and the Indemnifying Party be unable to agree as to any particular item or items or amount or amounts, then the Indemnified Party and the Indemnifying Party shall submit such dispute to a court of competent jurisdiction. The party which receives a final judgment in such dispute shall be indemnified and held harmless for all reasonable attorney and consultant's fees or expenses by the other party.

         (c) Claims for Losses specified in any Certificate to which an Indemnifying Party shall not object in writing within fifteen (15) business days of receipt of such Certificate, claims for Losses covered by a memorandum of agreement of the nature described in paragraph (b), claims for Losses the validity and amount of which have been the subject of judicial determination as described in paragraph (b) and claims for Losses the validity and amount of which shall have been the subject of a final judicial determination, or shall have been settled with the consent of the Indemnifying Party, as described in
Section 9.5, are hereinafter referred to, collectively, as "Agreed Claims". Within ten (10) days of the determination of the amount of any Agreed Claims, the Indemnifying Party shall pay to the Indemnified Party (except in the case where a payment has been already effected pursuant to the Escrow Agreement or by way of a reduction of the McSweeney Note and/or the Bassett Note, if applicable, for such Agreed Claims) an amount equal to the Agreed Claim by wire transfer in immediately available funds to the bank account or accounts designated by the Indemnified Party in a notice to the Indemnifying Party not less than two (2) business days prior to such payment.

         Section 9.4. Third Party Claims. If a claim by a third party is made against an Indemnified Party, and if such party intends to seek indemnity with respect thereto under this Article IX, such Indemnified Party shall promptly notify the Indemnifying Party and, if applicable, the Escrow Agent of such claims; provided that the failure to so notify shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is actually and materially prejudiced thereby. The Indemnifying Party shall have one hundred and eighty (180) days after receipt of such notice to assume the conduct and control, through counsel reasonably acceptable to the Indemnified Party at the expense of the Indemnifying Party, of the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; provided that (i) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by such Indemnified Party, provided that the fees and expenses of such counsel shall be borne by such Indemnified Party and (ii) the Indemnifying Party shall promptly assume and hold such Indemnified Party harmless from and against the full amount of any Loss resulting therefrom. So long as the Indemnifying Party is reasonably contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim. Notwithstanding the foregoing, but subject to Section 6.3 hereof, the Indemnified Party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the Indemnifying Party for such claim unless the Indemnifying Party shall have consented to such payment or settlement. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. The Indemnifying

Party shall not, except with the consent of the Indemnified Party, enter into any settlement that is not entirely indemnifiable by the Indemnifying Party pursuant to this Article IX and does not include as an unconditional term thereof the giving by the Person or Persons asserting such claim to all Indemnified Parties of an unconditional release from all liability with respect to such claim or consent to entry of any judgment. Notwithstanding any of the foregoing, in the event that the Indemnified Party is a Purchaser Indemnitee and it is reasonably foreseeable that the amount of any Loss to be incurred by the Indemnified Party with respect to any third party claim is more than twice the amount indemnifiable by any Indemnifying Party, the Indemnified Party shall be entitled to conduct and control the defense and/or settlement of any such claim without the consent of the Indemnifying Party.

         Section 9.5. Limitation on Indemnity. The aggregate liability of each of the Sellers to indemnify the Purchaser Indemnitees under Sections 6.7 (to the extent such liability arises from the failure of any representation or warranty in Section 3.12 to be true and correct) and 9.2(ii) shall be limited to an amount not to exceed the sum of the Escrow Amount, the McSweeney Note Amount and the Bassett Note Amount; provided, however, that the indemnification obligations of the Sellers may exceed such amount (x) in the event that any Purchaser Indemnitee incurs Losses resulting from fraud or willfull misconduct of either Seller or (y) with respect to a breach of any representation or warranty contained in Section 3.1, 3.2, 3.3, 3.4, 3.18 or 3.24. The amount of any and all Losses incurred by any Indemnified Party shall be determined net of the amount by which all amounts recovered by the Indemnified Party under insurance policies with respect to such Losses exceeds all projected increases in insurance premiums with respect to such Losses for the five (5) year period following the date of recovery of such insurance proceeds.

                                    ARTICLE X

                           TERMINATION AND ABANDONMENT

         Section 10.1. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

         (a) by mutual consent of the Sellers and the Purchaser;

         (b) by the Sellers or by the Purchaser if the Closing shall not have occurred by October 31, 2000; provided that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose failure to fulfill any covenant, obligation or agreement under this Agreement shall be the cause of the failure of the Closing to occur on or before such date;

         (c) (i) by the Sellers, if there has been a material breach of any covenant or a material breach of any representation or warranty on the part of the Purchaser or (ii) by the Purchaser, if there has been a material breach of any covenant or a material breach of any representation or warranty on the part of either Seller, provided that any such breach of a covenant or representation or warranty has not been cured within ten (10) business days following receipt by the breaching party of written notice of such breach; and

         (d) by the Sellers or by the Purchaser, if any law or regulation of any competent authority shall be enacted that renders illegal or otherwise permanently prohibits consummation of the transactions contemplated hereby or if any judgment, injunction, order or decree of any competent authority that renders illegal or otherwise permanently prohibits the transactions contemplated hereby is entered and such judgment, injunction, order or decree shall become final and nonappealable.

         Section 10.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1 by the Purchaser, on the one hand, or the Sellers, on the other hand, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall be terminated and, subject to the immediately succeeding sentence, there shall be no liability hereunder on the part of the Purchaser or either Seller, except that the provisions of the last sentence of Sections 5.1, 11.1, 11.2, 11.4, 11.5 and 11.12 shall survive any termination of this Agreement. Nothing in this Section 10.2 shall relieve any party of liability for breach of this Agreement; provided, however, that neither the Purchaser nor any of the Sellers shall be entitled to claim, and each hereby expressly waives any right to, any consequential, punitive or other special damages.

                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.1. Expenses. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisors.

         Section 11.2. Governing Law. This Agreement, and the legal relations between the parties hereto, shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed solely within such State.

         Section 11.3. Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

         Section 11.4. Publicity. None of the parties hereto shall, and the Sellers shall not authorize or permit the Company or any of its Subsidiaries to, issue any press releases nor (except for such disclosure to such party's parent, as applicable, or officers, attorneys, consultants, accountants and other agents who are involved in the transactions contemplated hereby) otherwise disclose any details of the transactions contemplated hereby without all of the other parties' prior written consent, except as may be required by law. Except as set forth in the immediately preceding sentence, none of the parties will notify its employees (except to the extent reasonably necessary to enable those employees to assist the parties in the performance of their obligations hereunder) or the media prior to the joint approval of a press release on a mutually agreed upon date of any details of this contemplated transaction. To the extent that any such disclosure is required by law, the disclosing party will provide the other party with written notice of such required disclosure no less than three (3) business days prior to such disclosure and the other party will review and approve the proposed disclosure, which approval will not be unreasonably withheld.

         Section 11.5. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when (i) delivered by hand, (ii) transmitted by prepaid cable, telex or telecopier, provided that a copy is sent at about the same time by registered mail, return receipt requested and, provided further, that a transmission made on a day which is not a business day or after 3:00 pm on a business day shall be deemed given on the following business day, (iii) one business day after mailed, to the addressee, if sent by Express Mail, Fed Ex, or other overnight delivery service, or (iv) three business days after mailed, to the addressee, by regular mail delivery of the U.S. Postal Service, to the addressee at the following addresses or telecopier numbers (or to such other address or telecopier number as a party may specify by notice given to the other party pursuant to this provision):

         if to the Purchaser, to:

                  GEEG Holdings, L.L.C.
                  6120 South Yale
                  Suite 1480
                  Tulsa, OK  74136
                  Fax:  (918) 488-8389
                  Attention:  Larry Edwards

                  with a copy to:

                  Harvest Partners, Inc.
                  280 Park Avenue
                  33rd Floor
                  New York, NY  10017
                  Fax:  (212) 812-0100
                  Attention:  Stephen Eisenstein

                  and

                  White & Case LLP
                  1155 Avenue of the Americas
                  New York, New York  10036
                  Fax:  (212) 354-8113
                  Attention:  John M. Reiss, Esq.
                                   Oliver C. Brahmst, Esq.

         if to McSweeney, to:

                  John L. McSweeney
                  41Monroe Turnpike
                  Trumbull, CT  06611
                  with a copy to:

                  Bingham Dana LLP
                  One State Street
                  Hartford, CT  06103
                  Fax:  (860) 240-2800
                  Attention:  F. Mark Fucci, Esq.

         if to Bassett, to

                  Truman W. Bassett
                  86 Teller Road
                  Trumbull, CT  06611
                  Fax: (203) 452-9991

         with a copy to:

                  Bingham Dana LLP
                  One State Street
                  Hartford, CT  06103
                  Fax:  (860) 240-2800
                  Attention:  F. Mark Fucci, Esq.

or to such other Person or address as shall be designated in writing by any such party.

         Section 11.6. Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law, provided that the Purchaser may, at any time, assign its rights under this Agreement to any of its Affiliates, and any such Affiliate shall thereupon assume all of the Purchaser's obligations hereunder, so long as the Purchaser remains primarily liable for its obligations hereunder and, provided, further, that the Purchaser may, at any time, and without the prior consent of any other party hereto, assign its rights under this Agreement to its and its subsidiaries' financing sources by way of security, to any Person appointed to enforce such security or any Person in connection with such enforcement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

         Section 11.7. Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

         Section 11.8. Entire Agreement. This Agreement, including the other documents entered into in connection herewith, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         Section 11.9. Amendments. This Agreement may not be changed, amended, waived, or modified orally, but only by an agreement in writing signed by the Purchaser and the Sellers.

         Section 11.10. Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

         Section 11.11. Third Party Beneficiaries. Except as expressly provided in Section 9.2, each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

         Section 11.12. Submission to Jurisdiction; Waiver of Jury Trial. The Sellers and the Purchaser hereby submit to the jurisdiction of the State and Federal courts located within the State of New York for purposes of all legal proceedings which may arise hereunder or under any of the other documents entered into in connection herewith. The Sellers and the Purchaser irrevocably waive, to the fullest extent permitted by law, any objection which he/it may have or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Sellers and the Purchaser hereby consent to process being served in any such proceeding by the mailing of a copy thereof by registered or certified mail, postage prepaid, to its address specified in Section 11.5 or in any other manner permitted by law. THE SELLERS AND THE PURCHASER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER DOCUMENTS ENTERED INTO IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OF THE PURCHASER OR ANY SELLER.

         IN WITNESS WHEREOF, each of the Purchaser and the Company has caused its corporate name to be hereunto subscribed by its officer thereunto duly authorized and each of the Sellers subscribed their respective names hereunto, all as of the day and year first above written.

                                     GEEG HOLDINGS, L.L.C


                                     By      /s/ Larry Edwards
                                       -----------------------------------------
                                         Name:
                                         Title:

                                     CFI HOLDINGS, INC.


                                     By   /s/ John L. McSweeney
                                       ----------------------------------------
                                         Name:
                                         Title:

                                           /s/ John L. McSweeney
                                          --------------------------------------
                                          JOHN L. MCSWEENEY

                                           /s/ Truman W. Bassett
                                          --------------------------------------
                                          TRUMAN W. BASSETT